UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DURECT Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DURECT CORPORATION

10260 Bubb Road

Cupertino, CA 95014

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 17, 2020

On Wednesday, June 17, 2020 at 9:00 a.m. Pacific time DURECT Corporation (the “Company”) will hold its 2020 Annual Meeting of Stockholders (the “Meeting”).  The Meeting will be a “virtual” meeting of stockholders given the heightened concerns around the COVID-19 outbreak and the current shelter-in-place order in California, we have decided to use a virtual meeting format for the Meeting, which allows us to continue to proceed with the Meeting while mitigating the health and safety risks to participants.  Stockholders will not be able to physically attend the Meeting.  Stockholders will be able to attend the Meeting via live audio webcast by visiting www.meetingcenter.io/232290344, as well as vote shares electronically and submit questions electronically during the meeting.  The password for the Meeting is DRRX2020. To attend and participate in the Meeting, including voting shares at and submitting questions during the Meeting, stockholders must have their 15-Digit Control Number assigned by Computershare Trust Company, N.A., the Company’s transfer agent.  Instructions for how to obtain such 15-Digit Control Number are provided in the attached Proxy Statement. Stockholders may also view reference materials such as our list of stockholders as of the record date, when they attend the Meeting. We expect our use of a virtual-only meeting format to be a one-time occurrence effective only for 2020 due to COVID-19 pandemic-related extenuating circumstances.

Only stockholders who owned common stock at the close of business on April 22, 2020 can vote or submit questions at the Meeting or any adjournment that may take place. At the Meeting, the stockholders will:

1.	Elect two Class II directors of our Board of Directors to serve until the 2023 annual meeting of stockholders and one Class II director to serve until the 2021 annual meeting of stockholders;
2.

Approve the amendment and restatement of the 2000 Employee Stock Purchase Plan to increase the number of shares of the Company’s Common Stock available for issuance by 350,000 shares and extend the plan’s term for ten years from the date of the 2020 Annual Meeting;

3.	Hold an advisory vote on executive compensation;
4.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year; and
5.	Transact any other business properly brought before the Meeting.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

The Board of Directors recommends that you vote in favor of each of proposals one, two, three and four, outlined in the attached Proxy Statement.

We cordially invite all stockholders to attend the Meeting virtually. However, whether or not you expect to attend the Meeting, please vote your shares as soon as possible. You may vote over the Internet or by using the toll-free telephone number on your proxy card or voting instruction materials, or by mailing a proxy card or voting instruction card. Please review the instructions on the Notice of Internet Availability of Proxy Materials or on your proxy card or voting instruction materials regarding your voting options. If you vote and then decide to attend the Meeting to vote your shares, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Following the Meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

/s/ Michael H. Arenberg
Michael H. Arenberg
Chief Financial Officer and Secretary
Cupertino, California
April 27, 2020

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting To Be

Held on June 17, 2020.

The Proxy Statement, a proxy card and our 2019 Annual Report are available free of charge on the Internet at https://proxydocs.com/DRRX.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES AS SOON AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET OR BY USING THE TOLL-FREE TELEPHONE NUMBER ON YOUR PROXY CARD OR VOTING INSTRUCTION MATERIALS, OR BY MAILING A PROXY CARD OR VOTING INSTRUCTION CARD. PLEASE REVIEW THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR ON YOUR PROXY CARD OR VOTING INSTRUCTION MATERIALS REGARDING YOUR VOTING OPTIONS IF YOU ATTEND THE MEETING VIA THE INTERNET, YOU MAY VOTE IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR VOTED.

DURECT CORPORATION

10260 Bubb Road

Cupertino, CA 95014

PROXY STATEMENT

FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS

JUNE 17, 2020

Our Board of Directors is soliciting proxies for the 2020 Annual Meeting of stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Meeting. Please read it carefully.

The Board has set April 22, 2020 as the record date for the Meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Meeting, with each share entitled to one vote. Stockholders who hold shares in “street name” may vote at the Meeting only if they hold a valid proxy from their broker. As of the record date, there were 195,900,040 shares of common stock outstanding and entitled to vote at the Meeting.

In this Proxy Statement:

•	“We,” “us,” “our” and the “Company” refer to DURECT Corporation
•	“Annual Meeting” or “Meeting” means the 2020 Annual Meeting of stockholders
•	“Board of Directors” or “Board” means our Board of Directors
•	“SEC” means the Securities and Exchange Commission

We have summarized below important information with respect to the Annual Meeting.

Internet Availability of Proxy Materials

We are furnishing proxy materials to our stockholders primarily via the Internet. On or about May 6, 2020, we will mail our stockholders on the record date a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review all of the important information contained in our proxy materials, including our Proxy Statement and our 2019 Annual Report to Stockholders. These materials are also available free of charge on the Internet at https://proxydocs.com/DRRX.The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice.

Time and Place of the Annual Meeting

The Annual Meeting is being held on Wednesday, June 17, 2020, at 9:00 a.m. Pacific time. The Meeting will be a “virtual” meeting of stockholders given the heightened concerns around the COVID-19 outbreak and the current shelter-in-place order in California, we have decided to use a virtual meeting format for our Annual Meeting, which allows us to continue to proceed with the Annual Meeting while mitigating the health and safety risks to participants.  Stockholders will not be able to physically attend the Meeting.  Stockholders will be able to attend the Meeting via live audio webcast by visiting www.meetingcenter.io/232290344, as well as vote shares electronically and submit questions electronically during the meeting.  The password for the Meeting is DRRX2020.  To attend and participate in the Meeting, including voting shares at and submitting questions during the Meeting, stockholders must have their 15-Digit Control Number assigned by Computershare Trust Company, N.A., the Company’s transfer agent.  Instructions for how to obtain such 15-Digit Control Number are provided in the attached Proxy Statement.

Stockholders may also view reference materials such as our list of stockholders as of the record date, when they attend the Meeting. All stockholders who own shares of our stock as of April 22, 2020, the record date, may attend the Annual Meeting.

Purpose of the Proxy Materials

You are receiving proxy materials from us because you owned shares of our common stock on April 22, 2020, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

If you are a stockholder of record and submit a signed proxy card, you are appointing James E. Brown and Michael H. Arenberg as your representatives at the Meeting. James E. Brown and Michael H. Arenberg will vote your shares at the Meeting as you have instructed them. This way, your shares will be voted whether or not you attend the Meeting. Alternatively, you may vote your shares on the Internet or by telephone by following the instructions on your proxy card.

If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials were forwarded to you by your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the Annual Meeting.

Even if you plan to attend the Meeting it is a good idea to vote in advance of the Annual Meeting, indicate your preferences on the enclosed proxy card, and then date, sign and return your proxy card, or vote your shares by telephone or via the Internet, just in case your plans change and you are unable to attend the Annual Meeting.

Proposals to Be Voted on at This Year’s Annual Meeting

You are being asked to vote on:

1.

The election of two Class II directors of our Board of Directors to serve until the 2023 annual meeting of stockholders and one Class II director to serve until the 2021 annual meeting of stockholders;

2.

The amendment and restatement of the 2000 Employee Stock Purchase Plan, including an increase to the number of shares of the Company’s Common Stock available for issuance by 350,000 shares and an extension of the plan’s term for ten years from the date of the 2020 Annual Meeting;

3.	An advisory vote on executive compensation;
4.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.

The Board of Directors recommends a vote FOR each proposal.

Instructions for how to obtain the 15-Digit Control Number

Shareholders of record

As a shareholder of record (i.e., you hold your shares through our transfer agent, Computershare), you may vote the shares held in your name.

If you do not wish to participate in the 2020 Annual Meeting via webcast, you may vote as follows:

1. Over the Internet: go to www.investorvote.com/DRRX;

2. By telephone: call 1-800-652-VOTE (8683) (toll-free within the United States, U.S. territories and Canada); or

3. By mail: complete, sign and date and promptly mail the enclosed proxy card in the enclosed envelope (postage-prepaid for mailing in the United States).

If you wish to vote electronically while attending the 2020 Annual Meeting via webcast, you may vote while the polls remain open, at www.meetingcenter.io/232290344 (password: DRRX2020). You will need the 15-Digit Control Number assigned by Computershare that is included on your proxy card in order to be able to attend and vote electronically during the 2020 Annual Meeting.

Even if you plan to attend the 2020 Annual Meeting via webcast, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the 2020 Annual Meeting.

Beneficial owner of shares held in street name

As a beneficial owner of shares, you have the right to direct your bank, broker, trustee or other nominee how to vote your shares.

If you do not wish to participate in the 2020 Annual Meeting via webcast, you may vote by providing voting instructions to your bank, broker, trustee or other nominee. Subject to and in accordance with the instructions provided by your bank, broker, trustee or other nominee, you may vote in one of the following manners: over the Internet, by telephone or by mail.

Beneficial owners of shares may also vote electronically while attending the 2020 Annual Meeting via webcast, while the polls remain open, at www.meetingcenter.io/232290344 (password: DRRX2020). Since a beneficial owner is not the shareholder of record, you may not attend and vote your shares at the 2020 Annual Meeting unless you (i) obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares giving you the right to vote the shares at the 2020 Annual Meeting and (ii) register with Computershare by submitting such legal proxy to Computershare as directed below and receiving a 15-Digit Control Number assigned by Computershare. Such legal proxy must reflect your holdings of Common Stock along with your name and email address. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on June 12, 2020. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare as follows:

1. By email: Forward the email from your bank, broker, trustee or other nominee containing your legal proxy, or attach an image of your legal proxy, to legalproxy@computershare.com; or

2. By mail: Mail your legal proxy to Computershare, DURECT Corporation. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.

Your bank, broker, trustee or other nominee will also send you separate instructions describing additional procedures, if any, for voting your shares electronically during the 2020 Annual Meeting.

Even if you plan to attend the 2020 Annual Meeting via webcast, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the 2020 Annual Meeting.

Voting Procedure

You may vote by Internet.

If you are a stockholder of record, you may submit your proxy by Internet by following the instructions on the Notice or your proxy card and by following the voting instructions on the website.

If you hold your shares in street name, please check the Notice or the voting instructions provided by your broker, trustee or nominee for Internet voting availability and instructions. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name.

You may vote by telephone.

If you are a stockholder of record, you may submit your proxy by following the “Vote-by-Telephone” instructions on the proxy card or the Notice.

If you hold your shares in street name, please check the voting instructions provided by your broker, trustee or nominee for telephone voting availability and instructions.

You may vote by mail.

If you requested and received paper copies of our proxy materials and you are a stockholder of record, and elect to vote by mail, please indicate your preferences on the proxy card, date and sign your proxy card and return it in the postage-prepaid and addressed envelope that was enclosed with your proxy materials. If you mark your voting instructions on the proxy card, your shares will be voted as you have instructed. Note that you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote via the Internet and how to request paper copies of the proxy materials.

If you hold your shares in street name, you may vote by mail by completing, signing and dating the voting instruction card provided by your broker, trustee or nominee and mailing it in the accompanying postage-prepaid and addressed envelope.

You may vote at the Meeting.

If you attend the “virtual” Meeting, you will have the opportunity to vote at that time If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain a valid legal proxy to vote your shares at the Annual Meeting and then register in advance to attend the Annual Meeting through our transfer agent, Computershare Trust Company, N.A, no later than 5:00 p.m. Eastern Time, on June 12, 2020.

You may change your mind after you have returned your proxy.

If you are the stockholder of record and you change your mind after you have submitted your proxy via the Internet or by telephone or returned your proxy card, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	entering a new vote via the Internet, by telephone or by signing and returning another proxy card at a later date, but before the polls close at the Annual Meeting; or
•	voting at the Annual Meeting.

If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Delivery of Documents to Security Holders Sharing an Address

Only one Proxy Statement and annual report is being delivered to you if you share an address with another stockholder, unless we receive contrary instructions from you or one of the other stockholder(s). We will deliver promptly upon written or oral request a separate copy of the Proxy Statement and annual report to you if you share an address to which we delivered a single copy of the documents; this request should be directed to Michael H. Arenberg, Chief Financial Officer, DURECT Corporation, 10260 Bubb Road, Cupertino, CA 95014, 408-346-1052.

Quorum Requirement

Shares are counted as present at the Meeting if the stockholder either:

•	is present and votes at the Meeting, or
•	has properly voted via the Internet or by telephone, or submitted a proxy card in the mail ( or someone has submitted a card on the stockholder’s behalf)..

A majority of our outstanding shares as of the record date must be present at the Meeting (including by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences of Not Returning Your Proxy; Broker Non-Votes

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting) in order to vote on the proposals. If you are a beneficial owner of shares and your brokerage firm or other similar organization does not receive voting instructions from you, your brokerage firm may either:

•	vote your shares on routine matters, or
•	leave your shares unvoted.

If you are a beneficial owner and hold your shares in “street name” through a broker or other nominee and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters but do not have discretion to vote on non-routine matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year (Proposal 4) because that is deemed to be a routine matter under applicable rules, but the broker could not vote your shares for any of the other three proposals on the agenda for the Annual Meeting.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

Assuming a quorum is present, the three nominees receiving the highest number of votes of shares that are present and entitled to vote will be elected as Class II directors. The vote required to approve the proposed amendment and restatement of the 2000 Employee Stock Purchase Plan, as set forth in Proposal 2, to approve executive compensation, as set forth in in Proposal 3 and to ratify the appointment of the independent registered public accounting firm, as set forth in Proposal 4, is the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote.

Please note that Proposal 3 is an advisory vote; however, the Compensation Committee and the Board of Directors will consider the voting results on the proposal.

Vote Solicitation; No Use of Outside Solicitors

DURECT Corporation is soliciting your proxy to vote your shares at the Annual Meeting. The expense of preparing, printing and mailing this proxy statement and the accompanying material will be borne by the Company. In addition to this solicitation by mail, our directors, officers, agents, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials. We have not retained the services of a proxy solicitor.

Voting Procedures

Votes cast by proxy or at the Annual Meeting will be tabulated by a representative of Computershare, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting. Those shares represented by votes cast via the Internet or by telephone, or represented by proxy cards received, marked, dated, and signed, and in each case, not revoked, will be voted at the Annual Meeting. If a stockholder submits proxy voting instructions with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. If you are a shareholder of record (that is, if your shares are held in your name and not in street name by a brokerage firm) and you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement, and the proxy holders may determine in their discretion any other matters properly presented for a vote at the Meeting. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication of Voting Results

We will announce preliminary voting results at the meeting. We will publish the final results in a current report on Form 8-K, which we will file with the SEC within four business days of the meeting. You can get a copy on our website at www.durect.com in the Investor Relations section, by contacting Michael H. Arenberg, our Chief Financial Officer, at (408) 346-1052 or the SEC at www.sec.gov.

Other Business

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. However, if any other business is properly presented at the Annual Meeting, if you are a stockholder of record and submit your signed proxy card, you are giving authority to James E. Brown and Michael H. Arenberg to vote on such matters at their discretion.

Stockholder Proposals For The 2021 Annual Meeting

To have your proposal included in our proxy statement for our 2021 annual meeting, you must submit your proposal in writing no later than January 12, 2021 to Michael H. Arenberg, Chief Financial Officer and Secretary, DURECT Corporation, 10260 Bubb Road, Cupertino, CA 95014. Any such proposal must also comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations thereunder, as well as our bylaws, which may be obtained free of charge by written request to Michael H. Arenberg, Chief Financial Officer and Secretary, DURECT Corporation, 10260 Bubb Road, Cupertino, CA 95014.

Pursuant to our bylaws, stockholders must provide notice of any business that they wish to submit for consideration at the 2021 annual meeting to our executive offices (Attention: Secretary) no later than March 19, 2021 and no earlier than February 17, 2021; provided, however, that if the 2021 annual meeting is moved more than 30 days prior to or 60 days after the anniversary of the Annual Meeting and less than 60 days’ notice is provided to stockholders, then notice of a stockholder proposal must be received within 10 days of public notice of the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors is divided into three classes, with staggered three-year terms. Our Class II directors, whose terms expire at the Annual Meeting and who are being nominated for re-election, are David R. Hoffmann, Judith Robertson and Jon S. Saxe. Our Class III directors, whose terms expire at our 2021 annual meeting, are James E. Brown, Gail M. Farfel and Armand P. Neukermans. Our Class I directors, whose terms expire at our 2022 annual meeting, are Simon X. Benito and Terrence F. Blaschke. You only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms. David R. Hoffmann, Judith Robertson and Jon S. Saxe, currently Class II directors, are nominees for re-election at the Annual Meeting. Each nominee has consented to serve an additional three-year term, except for Jon S. Saxe, who has consented to serve an additional one-year term.

Vote Required

If a quorum is present, the three nominees receiving the highest number of votes of shares that are present and entitled to vote will be elected as directors for the ensuing three years for David R. Hoffmann and Judith Robertson and one year for Jon S. Saxe. Unless marked otherwise, proxies received will be voted FOR the election of David R. Hoffmann, Judith Robertson and Jon S. Saxe. If additional people are nominated for election as directors through the stockholder proposal process, which includes written notification to us within specified time frames, unless marked otherwise, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed above are elected.

Directors

The names of our directors, their ages as of April 22, 2020 and certain other information about them are set forth below:

Name	Age	Position
James E. Brown, D.V.M.	63	President, Chief Executive Officer and Director
Simon X. Benito (1)(2)(3)	75	Director, Chairman of the Nominating and Corporate Governance Committee
Terrence F. Blaschke, M.D. (3)	77	Director
Gail M. Farfel, Ph.D. (1)	56	Director
David R. Hoffmann (1)(2)	75	Chairman of the Board, Chairman of the Audit Committee
Armand P. Neukermans, Ph.D. (1)	79	Director, Chairman of the Compensation Committee
Judith J. Robertson (3)	60	Director
Jon S. Saxe (1)(2)	83	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Corporate Governance Committee

James E. Brown, D.V.M. co-founded DURECT in February 1998 and has served as our President, Chief Executive Officer and a Director since June 1998. He previously worked at ALZA Corporation as Vice President of Biopharmaceutical and Implant Research and Development from June 1995 to June 1998. Prior to that, Dr. Brown held various positions at Syntex Corporation, a pharmaceutical company, including Director of Business Development from May 1994 to May 1995, Director of Joint Ventures for Discovery Research from April 1992 to May 1995, and held a number of positions including Program Director for Syntex Research and Development from October 1985 to March 1992. Dr. Brown holds a B.A. from San Jose State University and a D.V.M. (Doctor of Veterinary Medicine) from the University of California, Davis where he also conducted post-graduate work in pharmacology and toxicology. Dr. Brown’s scientific expertise and pharmaceutical industry experience as well as the valuable perspective as the Company’s Chief Executive Officer and co-founder into the management, strategies and operations of the Company are among the special qualifications that he brings to his service as a Director of the Company.

Simon X. Benito has served as a director since April 2005. Mr. Benito currently serves as chairman of the Board of Inovio Pharmaceuticals Corporation (“Inovio”), a biomedical company and has served as a director of Inovio since December 2003. From 1974 to 1999, Mr. Benito held various positions at Merck & Co Inc. including Senior Vice President, Vaccine Division from 1996 to 1999, Executive Vice President, Merck-Medco Managed Care from 1994 to 1996 and Executive Director and Vice President, Merck Human Health, Japan from 1986 to 1993. Mr. Benito was a Fellow of the Institute of Chartered Accountants in England and Wales from 1969 to 1999 until his retirement from Merck. Mr. Benito’s pharmaceutical industry experience relating to executive management, corporate transactions and international operations as well as his financial and accounting expertise are among the qualifications he brings to the Board and his service as a Director of the Company.

Terrence F. Blaschke, M.D. has served as a director since December 2006. Dr. Blaschke has served on the faculty of Stanford University since 1974 and is Professor of Medicine and Molecular Pharmacology (Emeritus) at the Stanford University School of Medicine. From 2012 to January 2016, he was a senior program officer, Global Health Discovery and Translational Science at the Bill and Melinda Gates Foundation. Dr. Blaschke held the position of Vice President of Methodology and Science at Pharsight Corporation from 2000 to 2002. Dr. Blaschke has served as an independent consultant working with a number of leading pharmaceutical and biotechnology companies. Dr. Blaschke was formerly a board member of Therapeutic Discovery Corporation and Crescendo Pharmaceuticals, two publicly-traded companies. He has also worked as a special government employee for the U.S. Food and Drug Administration (“FDA”) and has served as the chairman of the FDA’s Generic Drugs Advisory Committee. Dr. Blaschke’s medical and scientific expertise and pharmaceutical industry experience relating to drug development are among the qualifications he brings to the Board and his service as a Director of the Company.

Gail M. Farfel, Ph.D. has served as a director since April 2019.  Dr. Farfel has served as the Executive Vice President and Chief Development Officer of Zogenix, Inc. since July 2015, where she oversees Nonclinical and Clinical development, Regulatory Affairs and Quality. Before joining Zogenix, Dr. Farfel was Chief Clinical and Regulatory Officer of Marinus Pharmaceuticals, a biopharma engaged in development for neurological disorders. Prior to her entry into the biotech space, Dr. Farfel served as Vice President and Therapeutic Area Head for Neuroscience at Novartis Pharmaceuticals Corporation, where she oversaw their portfolio of neurology and psychiatry products. Dr. Farfel began her career in pharmaceutical drug development at Pfizer, Inc., where she worked in Clinical Development and Global Medical Affairs, directing programs through all stages of clinical development and regulatory submissions.  Dr. Farfel is the author of over 50 scientific articles in the areas of neuropsychopharmacology and drug effects and is a Director on the Board of the American Society for Experimental Neurotherapeutics.  She holds a Ph.D. in Neuropsychopharmacology from the University of Chicago, where she is a Director on the Alumni Board. Dr. Farfel also holds a bachelor’s degree in Biochemistry from the University of Virginia. Dr. Farfel’s pharmaceutical industry experience relating to executive management, strategic planning, medical and scientific expertise and pharmaceutical industry experience as it relates to drug development and regulatory affairs are among the qualifications she brings to the Board and her service as a Director of the Company.

David R. Hoffmann has served as a director since December 2002 and was appointed Chairman of the Board effective January 1, 2019. Mr. Hoffman served as lead independent director from December 2010 to December 2018. Mr. Hoffmann is retired from ALZA Corporation (now a Johnson & Johnson company) where he held the positions of Vice President and Treasurer from 1992 to until his retirement in October 2002, Vice President of Finance from 1982 to 1992, and Director of Accounting/Finance from 1976 to 1982. Mr. Hoffmann is currently Chief Executive Officer of Hoffmann Associates, a multi-group company specializing in cruise travel and financial and benefits consulting. Mr. Hoffmann holds a B.S. in Business Administration from the University of Colorado. Mr. Hoffmann is currently a member of the Board of Directors and chairman of the Audit Committee of Molecular Templates, an oncology company. Mr. Hoffmann’s financial and accounting expertise has caused the Board to designate him as the Audit Committee’s financial accounting expert. In addition, his pharmaceutical industry experience relating to executive management, treasury, employee benefits and audit matters is an additional qualification he brings to the Board and his service as a Director of the Company.

Armand P. Neukermans, Ph.D. has served as a Director since March 2001. Dr. Neukermans founded Xros, Inc. in December 1996. Xros was acquired by and became a division of Nortel Networks in March 2000. Until June 2002, Dr. Neukermans held the position of Chairman and Chief Technical Officer at Xros. In October 1993, Dr. Neukermans founded Adagio Associates, a consulting firm in the area of instrumentation, metrology and microfabrication and currently serves as its President. From 1992 to 1993, Dr. Neukermans was Vice President, Systems Development at Teknekron TSDC. Between 1985 and 1992, Dr. Neukermans held various positions at

Tencor Instruments including Vice President and Chief Technical Officer. From 1973 to 1985, Dr. Neukermans held various positions at Hewlett Packard Company, HP Labs, including Department Manager. Dr. Neukermans holds an Engineer’s Degree in Mechanical and Electrical Engineering from Louvain University, an M.S. in Electrical Engineering from Arizona State University and a Ph.D. in Applied Physics from Stanford University. Dr. Neukermans was named Silicon Valley Inventor of the Year in 2001. Dr. Neukerman’s engineering and technical expertise and general industrial experience relating to executive management and business operations are among the qualifications he brings to the Board and his service as a Director of the Company.

Judith J. Robertson has served as a director since April 2019.  Ms. Robertson was the Chief Commercial Officer of Aerie Pharmaceuticals from December 2016 to December 2018, during which time she built the commercial organization and led the successful commercial launch of Rhopressa® for glaucoma.  Ms. Robertson joined Aerie from the Janssen Pharmaceutical Companies of Johnson & Johnson, where she was the VP and Global Commercial Strategy Leader of Immunology, Ophthalmology and Commercial Analytics from June 2013 to November 2016. Part of her duties at Janssen included evaluating all external licensing and acquisition opportunities.   Prior to Janssen, she was VP Global Business Franchise Head of Ophthalmology at Alcon, VP Global Franchise Head of Respiratory at Novartis, VP of Sales & Marketing of Respiratory and Dermatology at Novartis, and President of Bristol Myers Squibb Canada.  Ms. Robertson holds a Master of Management degree from the Kellogg School of Business at Northwestern University and holds a bachelor’s degree in Social Science from Ryerson University. Ms. Robertson’s pharmaceutical industry experience relating to executive leadership experience with pharmaceutical companies and her expertise with respect to sales, marketing and commercialization of pharmaceutical products are among the qualifications she brings to the Board and her service as a Director of the Company.

Jon S. Saxe has served as a director since September 2003. Mr. Saxe is currently a director of a number of biotechnology and pharmaceutical companies including VistaGen and several private companies. From January 1995 to May 1999, Mr. Saxe was President of Protein Design Labs. During 1999, he was an Executive-in-Residence at Institutional Venture Partners, a venture capital firm. Mr. Saxe was President of Saxe Associates, a biotechnology and pharmaceutical consulting firm, from May 1993 to December 1994. He served as President, Chief Executive Officer and as a director of Synergen, Inc., a biopharmaceutical company acquired by Amgen from October 1989 to April 1993. From August 1984 through September 1989, Mr. Saxe was Vice President, Licensing and Corporate Development at Hoffmann-LaRoche and also head of the patent law department and Associate General Counsel at the company from September 1978 through September 1989. Mr. Saxe received his B.S. in Chemical Engineering from Carnegie-Mellon University, a J.D. from George Washington University School of Law and an LL.M. from New York University School of Law. Mr. Saxe’s legal and business expertise and pharmaceutical industry experience relating to executive management, licensing, corporate development, intellectual property and legal matters and his board experience including as chairperson of audit and compensation committees are among the qualifications he brings to the Board and his service as a Director of the Company.

There are no family relationships among any of our directors or executive officers.

The Board, Board Committees and Meetings

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the Board and vote on extraordinary matters; the Board is our governing body, responsible for hiring, overseeing and evaluating management, particularly the Chief Executive Officer; and management runs our day-to-day operations. The Board reviews succession planning on an annual basis and has a written succession plan. Our Board currently consists of 8 directors.

“Independent” Directors.    Each of our directors other than Dr. Brown qualify as “independent directors” as defined under Nasdaq rules. Nasdaq’s definition of independent director includes a series of objective tests, such as that the director is not a Company employee and has not engaged in various types of business dealings with us. In addition, as further required by Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board specifically considered the consulting work performed by Dr. Blaschke on behalf of the Company in making this determination.

Board and Committee Responsibilities.    The primary responsibilities of the Board are providing oversight, counseling and direction to our management in the long-term interests of the Company and its stockholders. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by us.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different Board committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board.

Board Leadership Structure.    The roles of Board chair and principal executive officer are currently separated. Our Board chair is currently David R. Hoffmann, and our principal executive officer is currently James E. Brown, who serves as our President and Chief Executive Officer and as a director. By having the President and Chief Executive Officer serve on the Board, the Company believes it can better ensure that relevant information is made available directly between management and the Board. We also believe this separation of responsibilities provides an appropriate delegation of duties and responsibilities, with our Board chair concentrating on the strategic opportunities and direction of the Company with guidance from the Board, and our principal executive officer focusing on the management and coordination of the operational performance and efforts of the Company in alignment with the strategic guidance and direction offered from the Board of Directors.

Board Oversight of Risk.    The Board of Directors is responsible for overseeing the Company’s risks, which includes cybersecurity risks. In carrying out this responsibility, the Board evaluates the most critical risks relating to our business, allocates responsibilities for the oversight of risks among the full Board and its committees, and ensures that management has established effective systems and processes for managing the Company’s risks. Additionally, because risk is inherently present in the Company’s strategic decisions, the Board analyzes risk on an ongoing basis in connection with its consideration of specific proposed actions.

While the Board is responsible for oversight, management is responsible for identifying and communicating risk to the Board. Management fulfills this obligation in a variety of ways, including its establishment of appropriate and effective internal processes for the identification of risk. Management may report its findings to the full Board or its committees. Committees of the Board play an important role in risk oversight, including the Audit Committee, which oversees our processes for assessing risks and the effectiveness of our internal controls, and the Compensation Committee, which oversees risks present in the Company’s compensation programs. Committees, to the extent that they deem appropriate or as required by their charters, report their findings and deliberations with respect to risk to the full Board.

In fulfilling its duties, the Audit Committee oversees and works in conjunction with our independent registered public accounting firm, Ernst & Young LLP. In accordance with its charter, the Audit Committee is responsible for making examinations as necessary to monitor corporate financial reporting and the internal and external audits of the Company, reporting to the Board the results of such examinations and recommending changes that may be made in the Company’s internal accounting controls. The Compensation Committee, with the assistance of its compensation consultants, periodically reviews the Company’s compensation policies and profile with management to ensure that executive compensation incentivizes its executive officers to meet the Company’s goals and strategic objectives. The Compensation Committee periodically performs an analysis of risks arising from our compensation policies and practices and has concluded that such policies and practices are not reasonably likely to expose the Company to material risk.

Board Committees and Charters.    The Board currently has, and appoints the members of, standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each of the Board committees has a written charter approved by the Board. Copies of each charter are available on our website at www.durect.com under “About DURECT—Corporate Policies/Governance.”

Audit Committee.    The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee held four meetings in 2019. The responsibilities and activities of the Audit Committee are described in greater detail in the “Audit Committee Report.” At the end of the last fiscal year, the Audit Committee was composed of the following directors: Simon X. Benito, David R. Hoffmann and Jon S. Saxe. Mr. Hoffmann has served as Chairman of the Audit Committee since September 2004.

Among other matters, the Audit Committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. Our independent registered public accounting firm, Ernst & Young LLP, provides the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discusses with the independent registered public accounting firm and management that firm’s independence.

In accordance with Audit Committee policy and the requirements of law, all services to be provided by Ernst & Young are pre-approved by the Audit Committee. Pre-approval includes audit services, audit-related services, tax services and other services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor’s independence. To avoid certain potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm.

As required by Nasdaq rules, the members of the Audit Committee each qualify as “independent” under special standards established for members of audit committees. The Audit Committee also includes at least one member who has been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. David R. Hoffmann has been determined by the Board of Directors to be an “audit committee financial expert”. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Hoffmann’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Hoffmann any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee.    The Compensation Committee reviews and approves salaries, performance-based incentives and other matters relating to executive compensation, and administers our stock option plans, including reviewing and granting stock options to executive officers. The Compensation Committee also reviews and approves various other Company compensation policies and matters. The Compensation Committee held one meeting in 2019. For more information, see the “Compensation Committee Report.” At the end of the last fiscal year, the Compensation Committee was composed of Simon X. Benito, Gail M. Farfel, David R. Hoffmann, Armand P. Neukermans and Jon S. Saxe. Dr. Neukermans has served as Chairman of the Committee since March 2004. As required by Nasdaq rules, the members of the Compensation Committee each qualify as “independent” under special standards established for members of compensation committees. In addition, the Compensation Committee, from time to time, retains independent compensation consultants to assist it with the benchmarking of executive and Board compensation. The Compensation Committee retained Larry Setren & Associates (formerly known as Setren, Smallberg & Associates, Inc.) as an independent compensation consultant to assist it with the benchmarking of executive and Board compensation for 2019. The process by which compensation is set for executive officers is described in the Compensation Discussion and Analysis below under the heading “Setting Officer Compensation.”

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee identifies, evaluates and recommends to the Board individuals, if any, including individuals proposed by stockholders, qualified to serve as members of the Board and the nominees for election as directors at the next annual or special meeting of stockholders at which directors are to be elected. The Nominating and Corporate Governance Committee also identifies, evaluates and recommends to the Board individuals to fill any vacancies or newly created directorships that may occur between such meetings. The Nominating and Corporate Governance Committee also is responsible for preparing and recommending to the Board adoption of corporate governance guidelines, reviewing and assessing our Code of Ethics, and overseeing and conducting an annual evaluation of the Board’s performance. The Nominating and Corporate Governance Committee held two meetings in 2019. At the end of the last fiscal year, the Nominating and Corporate Governance Committee was composed of Simon X. Benito, Terrence F. Blaschke and Judy Robertson. Mr. Benito was appointed as Chairman of the Committee at the end of 2013. As required by Nasdaq rules, the members of the Nominating and Corporate Governance Committee each qualify as “independent” under special standards established for members of the committee.

Criteria for Board Membership.    In recommending candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of our directors are independent under Nasdaq rules, and that members of the Audit Committee meet the financial literacy and sophistication requirements under Nasdaq rules and at least one of them qualifies as an “audit committee financial expert” under SEC rules. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to Board duties.

Stockholder Nominees.    The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating and Corporate Governance Committee, c/o Michael H. Arenberg, Chief Financial Officer and Secretary, 10260 Bubb Road, Cupertino, CA 95014 and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in our bylaws and under the caption “Stockholder Proposals for 2021 Annual Meeting” above.

Process for Identifying and Evaluating Nominees.    The Nominating and Corporate Governance Committee believes that the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating and Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings and the decision is not made to reduce the size of the Board, the Nominating and Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, our senior management and stockholder nominations.  In December 2018, the Nominating and Corporate Governance Committee engaged a national search firm to assist with the identification of potential candidates to serve as members of the Board, with a focus on gender diversity, among other criteria. The Nominating and Corporate Governance Committee evaluated each candidate’s qualifications and checked relevant references; in addition, such candidates were interviewed by at least one member of the Nominating and Corporate Governance Committee. Candidates meriting serious consideration then met with the members of the Board. Based on this input, the Nominating and Corporate Governance Committee recommended and the Board appointed Gail M. Farfel and Judith Robertson in April 2019.

Consideration of Diversity.    The Nominating and Corporate Governance Committee believes that the interests of the stockholders are best served by a Board of Directors whose members collectively have a diverse balance of experience, skills and characteristics as appropriate to our business because it encourages a full discussion on Board topics from a variety of viewpoints and with the benefit of many different experiences. Although we do not have a policy regarding diversity, in looking for a candidate who will best meet the particular needs of the Board at the time, the Nominating and Corporate Governance Committee does consider whether the specific skills, background and work experience of a candidate would add to and complement the existing viewpoints represented by the present Board members, as well as applicable legal requirements. The Nominating and Corporate Governance Committee believes that the current Board composition represents a diversity of experience and skills appropriate to our business and has recently appointed two new members who provide gender diversity along with additional qualifications and experience.

Director Resignation Policy.   It is the policy of the Company that any nominee for director in an uncontested election who does not receive a majority of the votes cast (i.e., receives a greater number of votes “withheld” from his or her election than votes “for” in such election) shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Committee’s recommendation. Promptly following the Board’s decision, the Company will disclose that decision and an explanation of such decision in a filing with the Securities and Exchange Commission and a press release.

Attendance at Board, Committee and Annual Stockholders’ Meetings.    The Board held six meetings in 2019. All directors are expected to attend each meeting of the Board and the committees on which they serve, and are also strongly encouraged to attend our annual meeting of stockholders. Each director attended at least 75% of all Board and applicable committee meetings during 2019. All directors attended our 2019 annual meeting of stockholders.

Communications from Stockholders to the Board.    The Board recommends that stockholders initiate any communications with the Board in writing and send them c/o the Company’s Secretary, Michael H. Arenberg. Stockholders can send communications by e-mail to mike.arenberg@durect.com, by fax to (408) 777-3577 or by mail to Michael H. Arenberg, Chief Financial Officer and Secretary, DURECT Corporation, 10260 Bubb Road, Cupertino, California 95014. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Code of Ethics

In September 2019, the Board approved an amended Code of Ethics applicable to all of our employees, officers and directors. The purpose of the Code of Ethics is to deter wrongdoing and, among other things, promote compliance with applicable laws, fair dealing, proper use and protection of our assets, prompt and accurate public company reporting, reporting of accounting complaints or concerns and avoidance of conflicts of interest and usurpation of corporate opportunities.

Our Code of Ethics can be found on our corporate website at www.durect.com under “About DURECT—Corporate Policies/Governance.” If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver by a method selected by the Board of Directors and in conformity with applicable SEC and Nasdaq rules.

Whistleblower Policy

In December 2003, in compliance with Section 301 of the Sarbanes-Oxley Act, the Audit Committee of the Board of Directors established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters (“Whistleblower Policy”). In December 2019, the Board approved an amended Whistleblower Policy.  Our Whistleblower Policy can be found on our corporate website at www.durect.com under “About DURECT—Corporate Governance.”

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2000 EMPLOYEE
STOCK PURCHASE PLAN, INCLUDING AN INCREASE TO THE NUMBER OF SHARES OF THE
COMPANY’S COMMON STOCK AVAILABLE FOR ISSUANCE BY 350,000 SHARES AND AN
EXTENSION OF THE PLAN’S TERM FOR 10 YEARS FROM THE DATE OF THE
2020 ANNUAL MEETING

General

At the Annual Meeting, you are being asked to approve the amendment and restatement of the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to allow the Company to provide eligible employees of the Company and its participating parents and subsidiaries with the opportunity to purchase common stock of the Company at a discount from the then current market price through payroll deductions. The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. The ESPP was last approved by our stockholders in June 2017.

As of April 22, 2020, 249,276 shares remained available for future issuance under the ESPP.

The changes we propose to make to the ESPP are to:

(1) Increase the number of shares of our common stock authorized for issuance under the ESPP by 350,000 shares so that the total number of shares that will remain available for future issuance under the ESPP will be 599,276; and

(2) Extend the term of the ESPP so that the ESPP will terminate on the date that is ten (10) years following stockholder approval of the amended and restated ESPP.

If the stockholders approve the amendment and restatement of the ESPP, the amended and restated version of the ESPP will replace the prior version of the ESPP. If the stockholders do not approve the amended and restated version of the ESPP, the prior version of the ESPP will remain in effect until its expiration in June 2025, at which time the Company will no longer be able to offer an employee stock purchase plan under which eligible employees would be able to purchase Company common stock at a discount.

Summary of the ESPP

A copy of the ESPP, as amended, will be filed with the SEC contemporaneously with this Proxy Statement as Exhibit 1 and is available online at www.sec.gov or from the Company upon request by any stockholder. The following description of the ESPP is only a summary and so is qualified by reference to the complete text of the ESPP. Except as otherwise noted, this summary reflects the amendments proposed above.

Administration

The ESPP may be administered by the Board or the Compensation Committee of the Board. It is anticipated the Compensation Committee will serve as Administrator. The Compensation Committee, as Administrator, has full authority to adopt such rules and procedures as it may deem necessary for the proper plan administration and to interpret the provisions of the ESPP.

Shares Available Under the ESPP

As of April 22, 2020, 249,276 shares remained available for future issuance under the ESPP.

Subject to stockholder approval, the number of shares reserved for issuance under the ESPP will be increased by 350,000 shares to 3,250,000 shares so that the total number of shares that will remain available for future issuance under the ESPP will be 599,276. The number of shares reserved for issuance under the ESPP is subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.

Offering Periods

The ESPP is currently implemented by six-month consecutive offering periods commencing on or about May 1 and November 1 of each year and ending on the following October 31 and April 30, respectively. The Administrator may alter the duration of future offering periods in advance without stockholder approval. Each participant will be granted a separate purchase right to purchase shares of our common stock for each offering period in which he or she participates. Purchase rights under the ESPP will be granted on the start date of each offering period in which the participant participates and will be automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of our common stock obtained by dividing the participant’s payroll deductions for the offering period by the purchase price in effect for such period, up to a maximum of 2,000 shares of our common stock per offering period.

If, during any ongoing offering period, the fair market value of our common stock on any purchase date is less than the fair market value of our common stock on the offering date for such ongoing offering period, the ongoing offering period will end after the exercise of participants’ options, and all participants will be automatically re-enrolled in the immediately following offering period.

Eligibility

Any individual who is regularly expected to work for at least twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any designated parent or subsidiary is eligible to participate in one or more offering periods. An eligible employee may only join an offering period on the start date of that period. Designated parents and subsidiaries include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Administrator, to extend the benefits of the ESPP to their eligible employees.

As of April 22, 2020, 3 executive officers and approximately 88 other employees were expected to be eligible to participate in the ESPP.

Purchase Provisions

Each participant in the ESPP may authorize periodic payroll deductions that may not exceed the least of (i) 20% of his or her compensation, which is defined in the ESPP to include the regular straight time gross earnings, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments and other compensation or (ii) such lesser amount determined by the Administrator per offering period. A participant may increase his or her rate of payroll deductions once during an offering period and may reduce the rate once during an offering period.

On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase shares of our common stock at the purchase price in effect for that period.

Purchase Price

The purchase price per share at which our common stock is purchased on the participant’s behalf for each offering period is equal to the lower of (i) 85% of the fair market value per share of our common stock on the date of commencement of the offering period or (ii) 85% of the fair market value per share of our common stock on the purchase date.

Valuation

The fair market value of our common stock on a given date is the last sale price of our common stock on the Nasdaq Capital Market as of such date. As of April 22, 2020, the fair market value of a share of the Company’s common stock as reported on the Nasdaq Capital Market was $1.93.

Special Limitations

The ESPP imposes certain limitations upon a participant’s right to acquire our common stock, including the following limitations:

●

No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

●

No purchase right granted to a participant may permit such individual to purchase our common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year in which the right is outstanding.

●	A participant may purchase no more than 2,000 shares of common stock during any purchase period.

Termination of Purchase Rights

A participant’s purchase right immediately terminates upon such participant’s loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates are refunded. A participant may withdraw from an offering period by giving advance notice prior to the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs shall be refunded.

Assignability

No purchase right will be assignable or transferable (other than by will or the laws of descent and distribution) and will be exercisable only by the participant.

Corporate Transaction

In the event of the proposed dissolution or liquidation of the Company, the current offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the Administrator. In the event of a sale of all or substantially all of the assets of the Company, or the merger, consolidation or other capital reorganization of the Company with or into another a corporation (each, a “Corporate Transaction”) during an offering period, all outstanding purchase rights shall be assumed or substituted by the successor corporation (or a parent or subsidiary thereof). If the successor corporation refuses to assume or substitute for outstanding purchase rights, each purchase period and offering period then in progress will be shortened and a new purchase date will be set. If the Administrator shortens the purchase periods and offering periods then in progress to a new purchase date, the Administrator will provide notice to each participant that a new purchase date has been set and that either: (i) the participant’s option will be exercised automatically on the new purchase date, unless prior to such date the participant has withdrawn from the offering period; or (ii) the Company will pay to the participant on the new purchase date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the difference in the fair market value of the shares subject to the option and the purchase price due had the participant’s option been exercised automatically under (i) above.

Changes in Capitalization

In the event any change is made to the outstanding shares of our common stock by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number of securities issuable under the ESPP, including the maximum number of securities issuable per participant on any one purchase date and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Amendment and Termination

Subject to stockholder approval, the ESPP will terminate upon the earlier to occur of (i) 10 years following the date of the Annual Meeting or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

The Administrator may at any time terminate or amend the ESPP. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

Federal Income Tax Consequences

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company in connection with the grant or exercise of an outstanding purchase right.

Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Amended Plan Benefits

Because the number of shares of our common stock issued under the ESPP depends on the level of participation by its participants, we cannot determine the number of shares of our common stock that may be awarded in the future to eligible employees.

Historical Plan Benefits

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. The following table sets forth the number of shares that were purchased under the ESPP from the inception of the ESPP through April 22, 2020.

Name and Position (1)	Number of shares Purchased
James E. Brown, D.V.M	—
President and Chief Executive Officer
Michael H. Arenberg, M.B.A	7,103
Chief Financial Officer
Judy R. Joice	31,762
Senior Vice President, Operations and Corporate Quality Assurance
Current Executive Officers Group	38,865
Non-Executive Director Group (2)	—
Non-Executive Officer/Employee Group	2,611,859

(1)

No awards have been granted under the ESPP to any associate of any of our directors (including nominees) or executive officers, and no person received 5% or more of the total awards granted under the ESPP since its inception.

(2)	This group includes all the nominees for election as a director.

Please also refer to the Equity Compensation Plan Information table on page 43 for further information about Shares, which may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors under all of our equity compensation plans as of December 31, 2019, including the ESPP.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE AMENDMENT AND RESTATEMENT OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A(a)(1) to the Securities Exchange Act of 1934 requiring that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. To the extent there is a significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our stockholders’ concerns.

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 3. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The Company’s current policy is to hold an advisory vote on executive compensation each year, and we expect to hold another advisory vote with respect to executive compensation at the 2021 annual meeting of stockholders.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS

DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020. Ernst & Young LLP has served as our independent registered public accounting firm since 1998. In the event that ratification of this selection of auditors is not approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, the Board will review its future selection of auditors.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Please also refer to the Fees Billed for Services Rendered by Principal Accountant section below on page 46 for information regarding the fees billed by Ernst & Young LLP during the fiscal years ended December 31, 2019 and 2018 and the Audit Committee's pre-approval policies and procedures.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 22, 2020 by:

•	each person whom we know to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.

The number and percentage of shares beneficially owned are based on 195,900,040 shares of common stock outstanding as of April 22, 2020. Beneficial ownership is determined under the rules and regulations of the SEC. Shares of common stock subject to options, warrants and conversion privileges that are currently exercisable or exercisable within 60 days of April 22, 2020 are deemed to be outstanding and beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, these persons have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Holders of 5% or more of our common stock
Bleichroeder LP (1)	26,704,044	13.6%
1345 Avenue of the Americas, 47th Floor, New York, NY 10105
Lion Point (2)	18,750,000	9.6%
250 West 55th Street, 33rd Floor, New York New York 10019
Directors and Named Executive Officers
James E. Brown, D.V.M. (3)	5,189,116	2.6
Michael H. Arenberg, M.B.A (4)	1,063,688	*
Judy R. Joice (5)	1,139,431	*
Simon X. Benito (6)	514,982	*
Terrence F. Blaschke, M.D. (7)	460,982	*
Gail M. Farfel, Ph.D. (8)	23,334	*
David R. Hoffmann (9)	839,513	*
Armand P. Neukermans, Ph.D. (10)	589,232	*
Judith J. Robertson (11)	23,334	*
Jon S. Saxe (12)	632,792	*
All executive officers and directors as a group (10 persons) (13)	10,476,404	5.2

*

Less than 1% of the outstanding shares of common stock. Except as otherwise noted, the address of each person listed in the table is c/o DURECT Corporation, 10260 Bubb Road, Cupertino, California 95014.

(1)

Based upon a Schedule 13G/A filed by Bleichroeder LP on February 12, 2020. Bleichroeder LP is deemed to be the beneficial owner of 26,704,044 shares as a result of acting as investment advisor to various clients. Clients of Bleichroeder have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, such securities. 21 April Fund, Ltd., a Cayman Islands company for which Bleichroeder acts as investment adviser, may be deemed to beneficially own 16,067,709 of these 26,704,044 shares.

(2)

Based upon a Schedule 13G/A filed by Lion Point on February 14, 2020. These securities are beneficially owned by Lion Point Master, LP, Lion Point Capital, LP, Lion Point Holdings GP LLC, Lion Point Capital GP, LLC, Didric Cederholm and James Freeman, which have shared voting and dispositive power over 18,750,000 shares and shared dispositive power over 18,750,000 shares.

(3)

Includes 1,764,530 shares held by James E. Brown, 560,000 shares held by the James & Karen Brown 1998 Trust U/A and 80,000 shares held by the James & Karen Brown 2006 Trust U/A. Also includes 2,784,586 shares issuable upon exercise of options exercisable within 60 days of April 22, 2020.

(4)	Includes 14,426 shares held by Michael H. Arenberg. Also includes 1,049,262 shares issuable upon exercise of options exercisable within 60 days of April 22, 2020.
(5)	Includes 12,255 shares held by Judy R. Joice. Also includes 1,127,176 shares issuable upon exercise of options exercisable within 60 days of April 22, 2020.
(6)	Includes 85,000 shares held by Simon X. Benito. Also includes 429,982 shares issuable upon exercise of options exercisable within 60 days of April 22, 2020.
(7)

Includes 28,000 shares held by Terrence F. Blaschke and 3,000 shares held by the Terrence and Jeannette Blaschke Trust U/A dated November 11, 1993. Also includes 429,982 shares issuable upon exercise of options exercisable within 60 days of April 22, 2020.

(8)	Includes 23,334 shares held by Gail M. Farfel issuable upon exercise of options exercisable within 60 days of April 22, 2020.
(9)

Includes 363,000 shares held by David R. Hoffmann Trustee under the Trust of David R. Hoffmann and Judy A. Hoffmann U/A dated November 14, 1979 and 5,000 shares held in a Non-Exempt Marital Trust, David R. Hoffmann Trustee under the David R. Hoffmann and Judy A. Hoffmann Trust U/A dated November 14, 1979. Also includes 471,513 shares issuable upon exercise of options exercisable within 60 days of April 22, 2020.

(10)

Includes 95,000 shares held by the Neukermans Family Trust, 38,000 shares held by a partnership and 1,250 shares held by Armand P. Neukermans. Also includes 454,982 shares issuable upon exercise of options exercisable within 60 days of April 22, 2020.

(11)	Includes 23,334 shares held by Judith J. Robertson issuable upon exercise of options exercisable within 60 days of April 22, 2020.
(12)

Includes 27,810 shares held by Jon S. Saxe and 150,000 shares held by the Jon S. Saxe and Myrna G. Marshall 1997 Trust. Also includes 454,982 shares issuable upon exercise of options exercisable within 60 days of April 22, 2020.

(13)	Includes an aggregate of 10,476,404 shares issuable pursuant to the exercise of outstanding stock options exercisable within 60 days of April 22, 2020.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with our compensation practices. The Committee makes all compensation decisions for our Chief Executive Officer (our “CEO”) and Chief Financial Officer (our “CFO”), as well as the other individuals included in the Summary Compensation Table below (together with our CEO and CFO, our “Named Executive Officers”) and all of our Vice Presidents. In this proxy, we refer to those persons as our “Officers.”

Philosophy and Elements

All of our compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them appropriately for their performance. Different programs are geared to short and longer-term performance with the goal of increasing stockholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we consider the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our Officers should reflect the extent of their success as a management team and in addition, their individual performance, in attaining key operating objectives, such as advancing our product pipeline, entering into strategic collaborative agreements and maintaining our financial strength, and ultimately, increasing stockholder value. We believe that the performance of our Officers in managing the Company, considered in light of general economic and specific Company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our Officers. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

Elements of compensation for our executives include: salary, bonus, stock incentive awards and perquisites. We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward performance and provide incentive for their balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by or under the direction of the Committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive:

•	performance against corporate and individual objectives for the previous year;
•	value of their unique skills and capabilities to support our long-term performance;
•	performance of their general management responsibilities;
•	contribution as a member of our executive management team;
•	difficulty of achieving desired results in the coming year and years to follow; and
•	compensation paid by companies deemed by the Committee to be comparable to us.

These elements fit into our overall compensation objectives by helping to secure the future potential of our products and operations, continuing to meet our business objectives, providing proper compliance and regulatory guidance, and helping to create an effective and cohesive team. Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for us and our stockholders. Likewise, we provide cash compensation in the form of base salary to meet competitive salary norms and reward performance on an annual basis and in the form of bonus compensation to reward superior performance against specific annual goals. We provide non-cash compensation (i.e., stock options) to reward superior performance against specific objectives and long-term strategic goals. Our compensation package for our Named Executive Officers for fiscal year 2019 ranged from 61% to 83% in cash compensation and 17% to 39% in non-cash compensation, including benefits and equity-related awards. We believe that this structure is competitive within the marketplace and appropriate to fulfill our stated policies. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews information from relevant peer companies, and such other information as it considers appropriate, to determine the appropriate level and mix of incentive compensation.

Setting Officer Compensation

Process

At one or more meetings at the end of each fiscal year (usually in December) or early in the following fiscal year (usually in January or February), the Committee reviews our performance during the fiscal year against established corporate objectives, individual Officer performance and history of all the elements of each Officer’s total compensation in comparison with the compensation of executive officers in an appropriate peer group as described below. After due consideration of the foregoing, the Committee:

•	sets the base salaries for our Officers for the following fiscal year;
•	approves individual Officer bonus payments for performance for the prior fiscal year;
•	approves stock options that will be granted to each Officer for performance for the prior fiscal year;
•	adopts the management incentive plan (including objectives and weighting) for the following fiscal year; and
•	decides upon general compensation guidelines and overall salary, bonus and stock option budgets for all employees.

The specific basis for the determination of base salaries, bonuses and stock option grants to Officers is detailed below.

Role of Executive Officers

The CEO annually reviews the performance of each Officer (other than the CEO, whose performance is reviewed by the Committee) with the assistance and input from our head of Human Resources. The conclusions reached and recommendations made based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. Officers, other than the CEO, are not present at the time of these deliberations. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives and ultimately makes the final decision with respect to the compensation of all our Officers. The CEO is not present during the Committee’s deliberations and discussion on their individual compensation.

Benchmarking

To assist the Committee in benchmarking executive compensation for 2019, the Committee retained Larry Setren & Associates, an independent compensation consulting firm, to collect and synthesize data from several sources as detailed below.

To benchmark our Officer cash bonus opportunities and equity awards and base salaries for fiscal year 2019, the Committee reviewed compensation information as reported in the definitive proxies for fiscal year 2018 from the following public life sciences companies: AcelRx Pharmaceuticals, Aduro Biotech, Ardelyx, BioTime, Calithera Biosciences, Corvus Pharmaceuticals, Curis, Idera Pharmaceuticals, Jounce Therapeutics, NantKwest, Ovid Therapeutics, Protagonist Therapeutics,  Selecta Biosciences,  Syndax Pharmaceuticals and Tocagen (the “Peer Companies”). The Committee selected the Peer Companies as a relevant comparison group for us based on various criteria including similarity of business, employee headcount, market capitalization and revenue, and reviewed the proposed Peer Companies with Setren, Smallberg & Associates, Inc. and then Larry Setren & Associates for appropriateness as a comparison group. Where such source did not provide sufficient information with respect to the bonus and equity compensation of certain officer positions, the Committee used compensation information from The Radford Global Life Sciences Survey (2018) (the “2018 Radford Survey”) as a supplement. The Committee took into consideration the summarized compensation data from the Peer Companies along with the data from the 2018 Radford Survey when setting base salaries applicable for fiscal year 2019 and determining the cash bonus opportunities and stock option awards for our Officers for fiscal year 2019.

Base Salary

It is the goal of the Committee to establish salary compensation for our Officers that is competitive with comparable peer companies. In setting Officer base salaries for fiscal year 2019 (which were set in January 2019), the Committee reviewed the salary compensation of officers with comparable qualifications, experience and responsibilities as reported in the 2018 Radford Survey and definitive proxies from the Peer Companies. It is not our policy to pay our CEO or other Officers at the highest level relative to their respective counterparts at the Peer Companies. The Committee generally targets compensation for our Officers at the 50th percentile of compensation paid to similarly situated executives at the Peer Companies. Variations to this objective may occur as dictated by the experience and performance level of the individual and market factors. We believe that this gives us the opportunity to attract and retain talented managerial employees both at the senior executive level and below, yet conserves our financial resources, to the benefit of our stockholders.

For fiscal year 2019, the Officers except for our CEO received a 2% merit increase in base salary effective April 1, 2019.  Annual salaries for our Named Executive Officers were $531,289 for Dr. Brown, $351,900 for Mr. Arenberg and $308,404 for Ms. Joice effective April 1, 2019.

For fiscal year 2020, the Compensation Committee awarded a 3% merit raise to the Officers as of April 1, 2020. In light of the disruption caused by Covid-19, management elected to defer increases until July 1, 2020. Annual salaries for our Named Executive Officers will be $547,228 for Dr. Brown, $362,457 for Mr. Arenberg and $317,656 for Ms. Joice effective July 1, 2020.

Bonus (Non-Equity Incentive Plan Compensation)

The cash bonus element of our executive compensation is designed to reward our Officers for the achievement of shorter-term corporate goals, measurable on an annual basis, as well as, with certain exceptions noted below for the CEO, individual Officer performance. Our general process for determining the bonus element of our Officer compensation for fiscal year 2019 performance is set forth below.

In setting the target bonus for which each Officer would be eligible for fiscal 2019 performance, the Committee reviewed the data from the then-current peer companies (and the most recent available Radford Survey where applicable) with respect to the bonuses of officers with comparable qualifications, experience and responsibilities at companies in their recommended peer groups.

For performance in fiscal year 2019, the Committee set the target bonus for the CEO at 60% of such individual’s base notional salary, and for all other Officers at 30%–40% of such individual’s base notional salary. The two factors used by the Committee to determine the percentage of the target amount to be awarded to any individual Officer other than the CEO are the individual performance of such Officer during the relevant fiscal year and the Company’s performance as a whole against pre-set corporate objectives for fiscal year 2019 (the “Corporate Objectives”). The Committee retains the discretion to adjust actual bonus payments based on other factors, as discussed below.

For fiscal year 2019, the Corporate Objectives against which Officer performance was evaluated consisted of, among others, the following goals.

•	Financial
o	The first financial goal was to operate within a corporate budget entailing cash utilization of no more than $30 million.
o	The second financial goal was to generate sufficient funds from financings or licensing activities to support the strategic objectives.
•	Product Development
o

DUR-928:  The primary goals related to achieving positive data from Phase 2 studies in Alcoholic Hepatitis and psoriasis, completing half of the enrollment in a Phase 1 study in NASH, completing a long term toxicology study in two species, producing sufficient active material to support program needs, and filing certain patents.

o	POSIMIR®: The primary goal was to obtain FDA approval.
o	Partnered Programs: The primary goals related to ensuring that Gilead exercised its option to enter into a development and commercialization license agreement, and advancing the development program.

After evaluating the Company’s performance against the Corporate Objectives established for 2019, the Committee determined that the overall percentage of Corporate Objectives accomplished by the Company as a whole for fiscal year 2019 was 75%.

The Committee believes that the accomplishments of the Company as a whole are an important measure of the performance of all of our Officers, including the effectiveness of their leadership and teamwork. In particular, the percentage of the total eligible amount that is normally awarded to the CEO as a bonus is based entirely on the Company’s overall performance and accomplishment of the Corporate Objectives because the Committee believes that the paramount duty of these individuals is leadership. Thus, the bonus awarded to the CEO for fiscal year 2019 was computed by multiplying 75% (the percentage determined by the Committee based on Corporate Objectives accomplished and the Company’s overall performance) by 60% of the CEO (the target bonus amount that such individual is eligible to receive as set by the Committee).

For fiscal year 2019, the Committee applied a weighting of Corporate Objectives (80% for Vice Presidents; 90% for Senior Vice Presidents; and 95% for the Chief Financial Officer) and applied a weighting of individual performance (20% for Vice Presidents; 10% for Senior Vice Presidents; and 5% for the Chief Financial Officer)) for Officers other than the CEO.

The individual performance of each Officer, except for the CEO, is assessed as part of an annual written performance appraisal performed typically at the end of each fiscal year. At the end of each fiscal year or early in the following fiscal year, each Officer, together with his or her supervisor (e.g., the CEO), agrees upon a written set of objectives for the following fiscal year pertinent to the Officer individually (which includes goals for the functional area or business managed by such Officer). The supervisor also assesses the accomplishments of the Officer in such fiscal year against the applicable pre-established objectives for that Officer in such year, and arrives at a percentage of goals accomplished. For performance in fiscal year 2019, the bonus of each Officer other than the CEO was determined as follows:

Bonus Amount = (A% * B% + C% * D%) * E% * Base Salary

A =	the percentage (5%, 10% or 20%) of individual performance applicable to the Officer
B =	the percentage of personal objectives accomplished by the Officer as determined by the Officer’s supervisor
C =	the percentage (80%, 90% or 95%) of weighting of Corporate Objectives
D =	the percentage of Corporate Objectives accomplished and overall performance by the Company as determined by the Committee
E =	the percentage (30%, 35% or 40%) of the base salary set as the maximum bonus target applicable to the Officer

Notwithstanding the general practice with respect to determination of Officer bonuses set forth above, the Committee retains complete discretion to adjust the result obtained using the general approach for individual variations in performance or business considerations.

Management recommended and the Committee agreed that the total calculated bonus award for fiscal year 2019 performance would be paid 100% in cash to employees relative to 2019 performance.

Equity Incentive Program

We intend that our equity incentive program is the primary vehicle for offering long-term incentives and rewarding our Officers and key employees. We also regard our equity incentive program as a key retention tool. This is a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of our common stock, we have always believed that granting stock options is the best method of motivating our Officers to manage the Company in a manner that is consistent with our interests and those of our stockholders. It is our typical practice to grant stock options to our Officers and all employees annually in connection with our annual employee performance appraisal.

At the same meeting(s) during which the Committee determines our Officer base salaries for the following fiscal year and bonuses for performance in the previous fiscal year, the Committee also determines the ranges of stock options for which our Officers are eligible by rank. The Committee sets these ranges after consideration of (a) the value of equity incentive awards of officers with comparable qualifications, experience and responsibilities at the then-current peer companies, (b) the dilution that would be created by the stock options awards for that fiscal year (the “Burn Rate”), (c) the overall value of equity held by our employees as a retention incentive and (d) the Company’s prior year performance. The Committee’s general philosophy is that the value of our equity incentive awards to our Officers should be competitive with the then-current peer companies subject to the Company maintaining a Burn Rate for its equity incentive programs that is not overly dilutive to our stockholders and comparable to other companies in the then-current peer group.

For our annual stock option grant, the date of grant, which was January 23, 2019, the Committee targeted a Burn Rate (computed as total shares subject to the annual option grants to all employees including Officers for the 2018 fiscal year divided by total outstanding shares as of December 31, 2018) of approximately 0.9%.

The factors used by the Committee to determine the specific number of shares underlying any stock option grant to any individual Officer other than the CEO are the individual performance of such Officer during the relevant fiscal year and the performance of the Company as a whole against the Corporate Objectives. As with bonuses, the specific number of shares underlying the stock option grants to our CEO is determined based on the performance of the Company as a whole against the Corporate Objectives.

In addition, our Board of Directors and Compensation Committee may grant equity compensation to our Officers and employees at any time for incentive and retention purposes in keeping with our non-cash equity compensation practices outlined below.

2019 Option Grants

On January 23, 2019, the Committee made annual option grants to the Named Executive Officers for the number of shares set forth in the “Grants of Plan-based Awards” table below.

2019 Option Extensions

On September 18, 2019, the Committee extended the post termination exercise period of 3,314,644 vested options held by Dr. Brown based on a policy adopted by the board.  The policy stipulated that upon retirement of any member of the Board of Directors who has served on the Board for at least ten years prior to the effective date of such retirement, all options held by such Director shall continue to be exercisable until the earlier of (a) the termination date of such option or (b) ten years after such Director's retirement date.

Benefits

Except as otherwise described in this Proxy Statement, our Officers are not entitled to benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements (other than our 401(k) plan), post-retirement health coverage or similar benefits for our Officers or employees.

The benefits we provided in fiscal 2019 were as follows. We provide life insurance to all employees who work at least 30 hours per week (including Officers) with a limit of three times the employee’s salary (up to $250,000 of insurance per employee). The premium on over $50,000 of life insurance is treated as taxable income and is reported on W-2 forms of all employees. In addition, we offer medical, dental and vision insurance, and provide accidental death and dismemberment insurance, short-term and long-term disability insurance to all employees who work at least 30 hours per week. We pay for approximately 85% of the total premium for medical, dental and vision insurance, respectively, and 100% of the total premium for accidental death and dismemberment insurance, short-term and long-term disability insurance. Our Officers, as with our employees, are eligible to participate in our 2000 Employee Stock Purchase Plan.

Post-Employment Compensation

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers, as with all eligible employees, are eligible to participate in our 401(k) plan. We do not provide matching contributions for any of our employees including our Officers.

Nonqualified Deferred Compensation

We do not provide any nonqualified deferred contribution or other deferred compensation plans.

Other Post-Employment Payments

All of our employees, including our Officers, are employees-at-will and as such do not have employment contracts with us. We also do not provide post-employment health coverage or other benefits, except in connection with the change of control agreements, details of which are included below under “Change of Control Agreements.”

Stock Option Practices

Overview

It is our practice to grant stock options to all of our employees. Stock options award levels are determined based on market data and vary among individuals based on their positions within the Company and their individual performance. Stock Options are generally granted in connection with:

•	the hiring of employees (including Officers);
•	the promotion of employees (including Officers);
•	the annual performance appraisal of employees (including Officers);
•	rewarding certain employees (including Officers) for exceptional accomplishments;
•	periodically in lieu of cash bonuses or voluntary reductions in salary; and
•	from time to time for incentive and retention purposes.

We also, from time-to-time, and on an infrequent basis, grant stock options to certain consultants with specialized skills who provide important services to us. All of our stock options are granted under and pursuant to the terms of our 2000 Stock Plan (the “Plan”).

Authority

The Board has delegated the authority to grant stock options under specified terms and conditions to a committee consisting of our CEO, CFO and Vice President of Finance (the “Officer Committee”) in connection with the hiring and promotion of non-Officer employees and the rewarding of non-Officer employees for exceptional performance. Other than as expressly delegated by the Committee or the Board in accordance with the Stock Plan, the authority to grant stock options and other equity compensation resides exclusively with the Committee or the Board. In particular, the Committee or the Board has the exclusive authority to grant stock options to Directors and Officers.

Timing of Grants

Options to newly hired Officers are approved by action of our Board or the Committee by meeting or unanimous written consent prior to and granted effective as of the first day of employment of such Officer, typically at the same time as the ratification of their employment. Options to newly hired employees who are not Officers and where the number of shares underlying the stock option grant does not exceed 50,000 shares are granted by unanimous written consent of the Officer Committee on the tenth business day of the subsequent calendar month of their hire, and the Officer Committee meets or acts by unanimous written consent on or before the tenth business day of the calendar month to approve the option grants to be made on the tenth business day of the calendar month.

Annual grants of stock options to our employees and Officers are made usually in January or February of each year after the conclusion of our annual Company-wide performance appraisal of all employees for the previous fiscal year. Even though the Committee may complete the evaluation of the performance of Officers prior to the completion of the performance appraisal process for the entire Company, it has been our practice in the last several years to grant the stock options to Officers simultaneously with the grant of stock options to our employees. In determining the annual grant amounts, the Committee considers a review of market data for comparable positions and each individual’s accumulated vested and unvested awards, current and potential realizable value over time using stock appreciation assumptions, vesting schedules, comparison of individual awards between Officers and in relation to other compensation elements, shareholder dilution and accounting expense, and each individual’s performance.

Other than as described above with respect to newly hired employees, it is our practice to grant stock options (such as in connection with promotions, rewarding exceptional accomplishments and grants to consultants) effective on the date of the Board, Committee or Officer Committee’s action by meeting or unanimous written consent.

We do not have a policy that precludes the granting of stock options when the Company or the Board is in possession of material nonpublic information or at certain periods in relation to our earnings releases. Although the Committee has considered whether such a policy would be advisable, the Committee does not feel that adoption of such policy is warranted at present since we grant stock options based on timelines in the normal course of business independent of the occurrence of these types of events (e.g., at a pre-established date each month for newly hired employees, on the first date of employment for newly hired Officers or upon the completion of the Company’s annual performance appraisal with respect to the annual grant). The Committee will periodically review the need for any such type of policy on timing, but at present, reserves the right to grant stock options at any time consistent with our policies, the Stock Plan and applicable laws and regulations.

Exercise Price and Other Terms

The exercise price for stock options we grant is the fair market value of our common stock as defined in the Stock Plan, which is the closing price on the day of the grant of our common stock on the Nasdaq Capital Market. Stock options granted to our employees (including Officers) typically have a term of 10 years. Annual grants of stock options generally vest on a quarterly basis over four years following the date of grant. Options in lieu of cash bonus generally vest immediately on the date of grant. Options in lieu of salary generally vest quarterly over one (1) year following the date of grant. On an infrequent basis, the Board or the Committee has granted stock options to employees (including Officers) with different vesting patterns consistent with the Stock Plan. The term and vesting of options granted to consultants vary depending on the circumstances.

Stock options, subject to required vesting, are exercisable for the term of the option so long as the optionee maintains continuous status as an employee or consultant with the Company. Generally, we have granted options that provide that if an optionee’s service to the Company as an employee, consultant or director terminates, such individual’s vested options will remain exercisable for periods of between 60 days and a year, with special longer periods of ten years for certain director options and for up to seven years for certain options granted in lieu of salary or director fees. The Administrator shall have the authority to extend the period of time for which an option is to remain exercisable following optionee’s termination; provided that in no event will an option be exercisable later than the expiration of the term of the option.

Hedging and Stock Ownership Policies

Our insider trading policy provides that all officers and employees of the Company, all members of the Company’s Board of Directors, and any consultants and contractors to the Company that the Company designates, as well as, to the extent controlled by or benefiting any of the foregoing persons, members of the immediate families (spouse, parents, grandparents, children, grandchildren and siblings, including any such relationships that arise through marriage or adoption) sharing a household with the officer, employee, director, consultant or contractor, and any other member of the households of persons directly subject to this Policy, and family trusts (or similar family entities) may not engage in any transactions that suggest speculation in our stock (that is, an attempt to profit in short-term movements, either increases or decreases, in the stock price). The policy notes that many “hedging” transactions, such as “collar” transactions, contingent or forward sales, and other similar or related arrangements, are prohibited. Specifically, our insider trading policy precludes any employee or Officer from engaging in any “short” sale, “sale against the box” or any equivalent transaction involving our stock (or the stock of any of our business partners in any of the situations described above).

We do not have a stock ownership policy.

Most Recent Advisory Vote on Executive Compensation

The Committee noted that at the 2019 Annual Meeting held on June 19, 2019, the Company’s executive compensation was approved on a non-binding, advisory basis based upon the following votes:

For	Against	Abstain	Broker Non-Vote
81,257,365	2,395,945	240,425	53,753,739

The Board of Directors and the Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation philosophy, policies and decisions were necessary based solely on the vote results.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our executive officers, except with respect to certain grandfathered “performance-based” arrangements. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Accounting for Stock-Based Compensation

Stock-based compensation is estimated at the date of grant based on the stock award’s fair value using the Black-Scholes option-pricing model and is recognized as expense ratably over the requisite period in a manner similar to other forms of compensation paid to employees and directors. Our financial statements include more information regarding accounting for stock-based compensation.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows for the fiscal years ended December 31, 2019, 2018 and 2017, compensation awarded to or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer, our other most highly compensated executive officer at December 31, 2019.

In 2019, 2018 and 2017, we did not grant any stock awards and we do not currently offer pension or nonqualified deferred compensation plans.

Summary Compensation Table for Fiscal 2019

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1)($)	Non-Equity Incentive Plan Compensation (2)($)	All Other Compensation (3)($)	Total ($)
James E. Brown, D.V.M (4)	2019	531,289	—	472,266	239,080	29,720	1,272,355
President and Chief Executive Officer	2018	531,289	—	413,260	95,355	24,792	1,064,696
	2017	531,289	—	345,382	176,110	25,037	1,077,818

Michael H. Arenberg, M.B.A (5)	2019	350,175	—	85,810	107,118	7,878	550,981
Chief Financial Officer	2018	329,643	—	182,886	41,537	4,574	558,640
	2017	320,768	—	140,506	67,987	3,204	532,466

Judy R. Joice (6)	2019	306,892	—	70,740	82,575	19,104	479,311
Senior Vice President, Operations and Corporate Quality Assurance	2018	302,357	—	141,887	37,056	16,759	498,059
	2017	302,357	—	129,777	61,256	17,843	511,233

(1)

Amounts shown represent the aggregate grant date fair value of the stock option grant in the year indicated, except that all stock options granted in lieu of salary are reflected in the “Salary” column and described as noted in footnotes 4, 5 and 6 below. For more information, please see Note 8 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 regarding assumptions underlying the valuation of equity awards.

(2)

Our cash bonuses are paid under an incentive plan and therefore are reported in the column “Non-Equity Incentive Plan Compensation.” In order to preserve cash and to more closely align the interests of the Company’s shareholders, management recommended, and the Committee agreed that the total calculated bonus award for fiscal year 2018 performance would be paid 10% in cash and 90% in options to employees relative to 2018 performance. In order to preserve cash and to more closely align the interests of the Company’s shareholders, management recommended, and the Committee agreed that the total calculated bonus award for fiscal year 2017 performance would be paid 100% in options to employees relative to 2017 performance.

(3)

Includes amounts associated with insurance premiums we pay for Accidental Death and Dismemberment (AD&D), Life, Medical, Dental, Vision, short-term and long-term disability insurance and medical insurance waiver incentives, which are available to all employees.

(4)

Dr. Brown’s salary was $531,289 effective April 1, 2019. To more closely align the interests of the Company’s Named Executive Officers with the interests of the Company’s stockholders, Dr. Brown volunteered to receive a reduced portion of his salary in cash and accordingly his cash salary was reduced by $50,000 to $481,289 effective June 19, 2017. In lieu of this cash compensation, he was granted a stock option to purchase 47,170 shares of the Company’s common stock in June 2017. The vesting associated with these options is as follows: one-fourth (1/4) of the total shares subject to the option vest quarterly over one (1) year following the date of grant, subject to continued service. In the event of Dr. Brown’s termination of service with the Company for a reason other than Cause, the post-termination exercise period for the options shall be seven (7) years, subject to the ten (10) year term of the option. Effective July 1, 2020, Dr. Brown’s salary will increase by 3% to $547,228 from $531,289.

(5)

Mr. Arenberg’s salary increased from $345,000 to $351,900 effective April 1, 2019. His salary increased from $325,509 to $345,000 effective October 15, 2018 when he was promoted to Chief Financial Officer. Mr. Arenberg’s salary increased by 3% to $325,509 effective July 1, 2017 compared with $316,028 effective April 1, 2016. Effective July 1, 2020, Mr. Arenberg’s salary will increase by 3% to $362,457 from $351,900.

(6)

Ms. Joice’s salary increased from $302,357 to $308,404 effective April 1, 2019.  There was no change to Ms. Joice’s salary in fiscal years 2018 and 2017 compared to her salary in fiscal year 2016 (i.e., $302,357). In 2017, the Compensation Committee awarded Ms. Joice a 3% merit increase in her base salary effective April 1, 2017, but she subsequently declined this increase. Effective April 1, 2019, Ms. Joice’s salary increased by 2% to $308,404 from $302,357. Effective July 1, 2020, Ms. Joice’s salary will increase by 3% to $317,656 from $308,404.

CEO Pay Ratio Disclosure

Pursuant to SEC rules, we are required to disclose in this proxy statement the ratio of the annual total compensation of Dr. Brown, our President and CEO, to the median of the annual total compensation of all of our employees (excluding Dr. Brown). We determined that Dr. Brown’s 2019 annual total compensation was $1,272,355, the median of the 2019 annual total compensation of all of our employees (excluding Dr. Brown) was $135,519, and the ratio of these amounts was 9 to 1.

To identify the “median employee” for purposes of this disclosure (i.e., the individual employee whose compensation was at the median level among our entire employee group), we used a determination date of December 31, 2019 and analyzed, for all of the individuals employed by us on that date, the compensation that we paid to each of those individuals for the 12-month period ending on that date. We considered each employee’s “compensation” to consist of (i) the employee’s total gross earnings for the 12-month period ending December 31, 2019, plus (ii) the fair value of the stock options granted during the year ended December 31, 2019. The compensation for permanent employees who were not employed by us for the entire 12-month period was annualized to reflect compensation for the entire 12-month period. For purposes of calculating the ratio above, the value of employer provided non-discriminatory health benefits was included in the compensation of each of Dr. Brown and the median employee.

GRANTS OF PLAN-BASED AWARDS

The following table shows certain information regarding grants of plan-based awards to our Named Executive Officers for the fiscal year ended December 31, 2019:

Grants of Plan-Based Awards in Fiscal 2019

		Estimated Future Payouts			All Other
		Under Non-Equity Incentive			Option Awards:			Grant Date
		Plan Awards(1)			Number of		Exercise or	Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Securities Underlying Options(#)		Base Price of Option Awards (2)($/Share)	Stock and Option Awards (3)($)
James E. Brown (4)	1/23/2019				150,000	(5)	0.58	66,390
	N/A	—	318,773	—
Michael H. Arenberg (6)	1/23/2019				110,000	(5)	0.58	48,686
	N/A	—	140,760	—
Judy R. Joice (8)	1/23/2019				85,000	(5)	0.58	37,621
	N/A	—	107,941	—

(1)	This amount represents the target bonus for fiscal 2019 as described in more detail in “Compensation Discussion and Analysis” above.
(2)	The exercise price per share of such option grant was the closing price of our common stock on the Nasdaq Capital Market on the date of grant.
(3)

Amounts shown represent the fair value per share as of the grant date of the award multiplied by the number of shares. For more information, please see Note 8 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 regarding assumptions underlying the valuation of equity awards.

(4)	For Dr. Brown’s performance in fiscal year 2019, he received in January 2020 a stock option grant of 225,000 shares, which vest as described in footnote 5.
(5)

All options were granted under our 2000 Stock Plan. The vesting associated with the option is as follows: one-sixteenth (1/16) of the total shares subject to the option shall vest quarterly over four (4) years following the date of grant, subject to continued service.

(6)	For Mr. Arenberg’s performance in fiscal year 2019, he received in January 2020 a stock option grant of 125,000 shares, which vest as described in footnote 5.
(7)	For Ms. Joice’s performance in fiscal year 2019, she received in January 2020 a stock option grant of 85,000 shares, which vests as described in footnote 5.

With respect to Non-Equity Incentive Plan Awards for fiscal year 2019, the Compensation Committee set specific corporate targets and goals as described in “Compensation Discussion and Analysis—Bonus (Non-Equity Incentive Plan Compensation)” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR—EXECUTIVE OFFICERS

The following table shows for the fiscal year ended December 31, 2019, certain information regarding outstanding option awards at fiscal year-end for our Named Executive Officers. All options were granted under our 2000 Stock Plan. In addition, there were no stock awards outstanding for the individuals named below at December 31, 2019.

Outstanding Option Awards At December 31, 2019

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date (1)
James E. Brown	210,000	—	—	2.18	1/22/2010(2)	1/22/2020
	79,432	—	—	2.18	1/22/2010(3)	1/22/2020
	210,000	—	—	3.26	1/20/2011(2)	1/20/2021
	130,000	—	—	0.78	2/3/2012(4)	2/3/2022
	96,306	—	—	0.78	2/3/2012(5)	2/3/2022
	130,000	—	—	1.21	2/5/2013(4)	2/5/2023
	63,391	—	—	1.21	2/5/2013(5)	2/5/2023
	150,237	—	—	1.21	2/5/2013(3)	2/5/2023
	150,000	—	—	2.09	1/31/2014(4)	1/31/2024
	117,068	—	—	2.09	1/31/2014(3)	1/31/2024
	48,077	—	—	1.36	3/28/2014(5)	3/28/2024
	250,000	-	—	0.88	1/09/2015(4)	1/09/2025
	37,037	—	—	1.75	3/26/2015(5)	3/26/2025
	187,500	12,500	—	1.16	1/28/2016(4)	1/28/2026
	48,077	—	—	1.35	3/31/2016(5)	3/31/2026
	167,206	—	—	1.16	1/28/2016(3)	1/28/2026
	145,676	—	—	1.31	1/9/17(3)	1/9/2027
	154,687	70,313	—	1.31	1/9/17(4)	1/9/2027
	47,170	—	—	1.40	6/19/17(5)	6/19/2027
	188,212	—	—	1.24	1/26/2018(3)	1/26/2028
	109,375	140,625	—	1.24	1/26/2018(4)	1/26/2028
	221,755	—	—	0.58	1/23/2019(3)	1/23/2029
	28,125	121,875	—	0.58	1/23/2019(4)	1/23/2029
Michael H. Arenberg	80,000	—	—	2.18	1/22/2010(4)	1/22/2020
	18,791	—	—	2.18	1/22/2010(3)	1/22/2020
	120,000	—	—	3.26	1/20/2011(4)	1/2/2021
	90,000	—	—	1.21	2/5/2013(4)	2/5/2023
	51,260	—	—	1.21	2/5/2013(3)	2/5/2023
	90,000	—	—	2.09	1/31/2014(4)	1/31/2024
	39,167	—	—	2.09	1/31/2014(3)	1/31/2024
	95,000	—	—	0.88	1/9/2015(4)	1/9/2025
	57,808	—	—	0.88	1/9/2015(3)	1/9/2025
	71,250	4,750	—	1.16	1/28/2016(4)	1/28/2026
	43,983	—	—	1.16	1/28/2016(3)	1/28/2026
	54,770	—	—	1.31	1/9/2017(3)	1/9/2027
	58,781	26,719	—	1.31	1/9/2017(4)	1/9/2027
	10,000	—	—	1.24	6/19/2017(4)	6/19/2027
	72,659	—	—	1.24	1/26/2018(3)	1/26/2028
	39,375	50,625	—	1.24	1/26/2018(4)	1/26/2028
	—	50,000	—	0.97	10/15/18(6)	10/15/2028
	86,335	—	—	0.58	1/23/2019(3)	1/23/2029
	—	89,375	—	0.58	1/23/2019(4)	1/23/2029
	20,625	—	—	0.58	1/23/2019(4)	1/23/2029
Judy R. Joice	100,000	—	—	2.18	1/22/2010(2)	1/22/2020
	23,723	—	—	2.18	1/22/2010(3)	1/22/2020
	5,000	—	—	3.01	3/31/2010(7)	3/31/2020
	90,000	—	—	3.26	1/20/2011(2)	1/20/2021
	75,000	—	—	0.78	2/3/2012(4)	2/3/2022
	22,957	—	—	0.78	2/3/2012(3)	2/3/2022

20,000	—	—	0.73	4/11/2012(4)	4/11/2022
90,000	—	—	1.21	2/5/2013(3)	2/5/2023
46,097	—	—	1.21	2/5/2013(4)	2/5/2023
100,000	—	—	2.09	1/31/2014(4)	1/31/2024
30,452	—	—	2.09	1/31/2014(3)	1/31/2024
40,000	—	—	1.36	3/28/2014(4)	3/28/2024
54,420	—	—	0.88	1/09/2015(3)	1/09/2025
95,000	-	—	0.88	1/09/2015(4)	1/09/2025
71,250	4,750	—	1.16	1/28/2016(4)	1/28/2026
41,843	—	—	1.16	1/28/2016(3)	1/28/2026
53,766	—	—	1.31	1/9/17(3)	1/9/2027
58,781	26,719	—	1.31	1/9/17(4)	1/9/2027
65,465	—	—	1.24	1/26/2018(3)	1/26/2028
37,187	47,813	—	1.24	1/26/2018(4)	1/26/2028
61,083	—	—	0.58	1/23/2019(3)	1/23/2029
15,937	69,063	—	0.58	1/23/2019(4)	1/23/2029
15,939	—	—	0.58	1/23/2019(4)	1/23/2029

(1)	The original term of these option grants is ten (10) years from the date of grant.
(2)

The vesting associated with these option grants are as follows: one-fourth (1/4) of the total shares subject to such option shall vest on the one-year anniversary of the date of grant, and one-sixteenth (1/16) of the total shares subject to the option shall vest quarterly over three (3) years following the one-year anniversary, subject to continued service.

(3)	The vesting associated with these option grants are as follows: 100% of the total shares subject to such option vested on the date of grant.
(4)

The vesting associated with these option grants are as follows: one-sixteenth (1/16) of the total shares subject to the option shall vest quarterly over four (4) years following the date of grant, subject to continued service.

(5)

The vesting associated with these option grants are as follows: one-fourth (1/4) of the total shares subject to the option shall vest quarterly over one (1) year following the date of grant, subject to continued service.

(6)

The vesting associated with the option grant is as follows: one forty-eighth (1/48) of the total shares subject to the option shall vest monthly over four (4) years following the date of grant, subject to continued service.

(7)

The vesting associated with these option grants are as follows: 100% of the total shares subject to such option shall vest on the one year anniversary following the date of grant, subject to continued service.

EXERCISES

The following table shows for the fiscal year ended December 31, 2019, certain information regarding option exercises and stock vested during the last fiscal year with respect to our Named Executive Officers:

Option Exercises in Fiscal 2019 (1)

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
James E. Brown	—	—
Michael H. Arenberg	—	—
Judy R. Joice	—	—

(1)	We do not currently utilize stock awards as part of our compensation plan. As such, we do not include information regarding stock awards that would otherwise appear as blank columns in this table.

CHANGE OF CONTROL AGREEMENTS

In April 2004, our Board of Directors adopted a change of control policy applicable to our officers who hold the rank of Vice President and above (who are not party to any other change of control agreement with us) which provides that, in the event that such officer’s employment is terminated without cause or constructively terminated, in connection with and prior to a change in our control, or within twenty-four months following a change in our control, then: (1) the unvested portion of any stock option held by such officer shall automatically accelerate so as to become completely vested as of the effective date of the termination, and (2) such officer shall receive a cash payment equal to one year of such officer’s then current notional salary, provided that such cash payment will be equal to two years of such officer’s then current notional salary in the case of James E. Brown. Any such benefits are conditioned upon such officer delivering to us an effective release releasing us or our successor from any and all claims the officer may have against such entities related to or arising in connection with his or her employment, term of such employment and termination thereof, and the officer agreeing, for the period during which she or he is receiving or has received payment of cash severance (but not exceeding two years), he or she will not, directly or indirectly, act as a partner, joint venturer, consultant, officer, director, employee, agent, independent contractor or stockholder of any company or business organization (including any unit or division of any company or organization) whose business is the development and marketing of products and services that are directly competitive with the products and services being developed and marketed by us immediately prior to our change of control. In September 2008, we amended the policy for compliance with Section 409A of the Code such that any such cash payment shall be payable in equal installments over the twelve-month period, subject to a six month delay as required to avoid adverse tax consequences to “specified employees” under Code Section 409A. In December 2013, we further amended the policy to conform with Code Section 409A and other legal requirements. The policy contains a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Code Section 280G, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Code Section 4999.

Had a change in control occurred during fiscal 2019 and had their employment been terminated on December 31, 2019, our Named Executive Officers would have been eligible to receive the payments set forth in the columns under the heading “Terminations Within 24 Months of a Change in Control” in the table below without taking into account the impact of the “better after-tax” provision.

Terminations Within 24 Months of a Change in Control
Name	Severance Payments ($)	Value of Accelerated Unvested Options (1)($)
James E. Brown	1,062,578	960,919
Michael H. Arenberg	351,900	638,153
Judy R. Joice	308,404	424,082

(1)

The value of accelerated vesting of the options is based solely on the excess, if any, of $3.80 per share, the closing market price on December 31, 2019, over the exercise price of the unvested portion (as of December 31, 2019) of our Named Executive Officers’ stock options. Because many of our stock options have exercise prices higher than our current stock price, if our stock value was higher at the time of any actual termination of employment, additional stock options could have considerable value.

DIRECTOR COMPENSATION

Overview of Compensation and Procedures

The Compensation Committee reviews the level of compensation of our non-employee directors on an annual basis. To determine how appropriate the current level of compensation for our non-employee directors is, we have historically obtained data from a number of different sources including:

•	publicly available data describing director compensation in peer companies;
•	survey data collected by our human resources department; and
•	information obtained directly from other companies.

In 2019, the Compensation Committee retained Larry Setren & Associates, an independent compensation consulting firm, to analyze the director compensation programs. Subsequent to this review, no board compensation practices changed.  The number of options granted to each non-employee director when he or she first becomes a director is 70,000.

We compensate non-employee members of the Board through a mixture of cash and equity-based compensation. Each non-employee director is eligible to receive an attendance fee of $1,500 for each Board meeting attended and $500 for each telephonic Board meeting, and a cash retainer fee equal to $34,000, paid on a quarterly basis in arrears. In addition, for each Board committee on which a non-employee director serves, he or she shall be eligible to receive an attendance fee of $1,000 for each committee meeting attended and a cash retainer fee equal to $8,000, $6,000 and $5,000 per year for serving on the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee respectively paid on a quarterly basis in arrears; provided that the cash retainer to be received by the chairperson of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is $22,500, $15,000 and $12,000 per year, respectively, each paid on a quarterly basis in arrears. In connection with his appointment as the Chairman of the Board, effective January 1, 2019, Mr. Hoffmann receives a cash retainer fee of $70,000 per year.

All of our current non-employee directors receive stock option grants as part of their compensation for their service. When each non-employee director first becomes a director, he or she receives nonstatutory options to purchase shares of our common stock covering 70,000 shares. These options have a ten-year term and become exercisable in installments of one-third of the total number of shares granted on each anniversary of the grant. Additionally, each director who has served for at least 6 months will receive options to purchase additional shares of our common stock on the date of the annual stockholder meeting (Annual Grant), covering 55,000 shares, and such Annual Grant vests on the day before the first anniversary of the date of grant of the Annual Grant. These options are for a ten-year term. In each case, the size of the option grants would be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. The exercise price of the options granted under our Directors’ Plan must be at least 100% of the closing price of our common stock on the Nasdaq Capital Market on the date the option is granted. Options granted on or after June 24, 2013 may be exercised only (1) while the individual is serving as a director on the Board, (2) within 12 months after termination by death or disability or (3) within 24 months after the individual’s term as director ends for any other reason. Stock options to directors had been granted under our Directors’ Plan until the expiration of the plan in September 2010, after which stock options to directors have been granted under our 2000 Stock Plan.

In 2019, the Board extended the post termination exercise period of 2,386,441 vested options held by non-employee directors who served on the Board for more than ten years based on a policy adopted by the board.  The policy stipulated that upon retirement of any member of the Board of Directors who has served on the Board for at least ten years prior to the effective date of such retirement, all options held by such Director shall continue to be exercisable until the earlier of (a) the termination date of such option or (b) ten years after such Director's retirement date.

Employee directors receive no additional compensation for serving on our Board of Directors.

The following table sets forth certain information regarding the compensation of each non-employee member of our Board of Directors for the fiscal year ended December 31, 2019.

Director Compensation for Fiscal 2019

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)($)	All Other Compensation ($)	Total ($)
Simon X. Benito	70,500	29,935	—	100,435
Terrence F. Blaschke, M.D.	46,500	29,935	24,600	101,035
Gail M. Farfel, Ph.D	32,605	30,170	—	62,775
David R. Hoffmann	108,000	25,604	—	133,604
Armand P. Neukermans, Ph.D.	57,847	84,353	—	142,200
Judith J. Robertson	31,575	30,170	—	61,745
Jon S. Saxe	57,500	112,658	—	170,158

(1)

Amounts shown represent the aggregate grant date fair value of the stock option awards. In April 2019, an option to purchase 70,000 shares of our common stock at $0.57 per share was granted under our 2000 Stock Plan to each of Dr. Farfel and Ms. Robertson (with a fair value of $30,170 for each option grant).  In June 2019, an option to purchase 55,000 shares of our common stock at $0.58 per share was granted under our 2000 Stock Plan to each of Dr. Blaschke and Neukermans and Messrs. Benito, Hoffmann and Saxe (with a fair value of $24,932 for each option grant). In addition, amounts include incremental modification expenses (i.e., $5,003, $59,421, $5,003, $672 and $87,727 for Dr. Blaschke and Neukermans and Messrs. Benito, Hoffmann and Saxe, respectively) recorded when the Board extended the post termination exercise period of vested options in 2019 upon retirement of any member of the board of directors who has served on the board for at least ten years prior to the date of such retirement. For more information, please see Note 8 of the Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019 regarding the assumptions underlying the valuation of equity awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END—DIRECTORS

The following table sets forth certain information regarding outstanding equity awards at December 31, 2019 of all of our non-employee directors:

	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable
Simon X. Benito	374,982	55,000
Terrence F. Blaschke, M.D.	374,982	55,000
Gail M. Farfel, Ph.D	-	70,000
David R. Hoffmann	416,513	55,000
Armand P. Neukermans, Ph.D.	399,982	55,000
Judith J. Robertson	-	70,000
Jon S. Saxe	399,982	55,000

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	29,803,766	$1.41	8,185,315	(2)(3)
Equity compensation plans not approved by security holders	—	—	—
Total	29,803,766	$1.41	8,185,315

(1)	Consists of the following equity compensation plans: (i) our 2000 Stock Plan, (ii) our 2000 Directors’ Stock Option Plan, and (iii) our 2000 Employee Stock Purchase Plan.
(2)	Includes 7,396,039 shares of our common stock reserved under our 2000 Stock Plan for future issuance.
(3)

Includes 249,276 shares of our common stock reserved under our 2000 Employee Stock Purchase Plan for future issuance, including shares that will be purchased during the most recent purchase period under the 2000 Employee Stock Purchase Plan commencing on November 1, 2019 and ending on April 30, 2020.

CERTAIN RELATIONSHIPS

In accordance with the Audit Committee charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions (as defined in Item 404 of Reg. S-K), other than compensation transactions, which are subject to the auspices of the Compensation Committee. Although we have not entered into any financial transactions with any immediate family member of any of our directors or executive officers, if we were to do so, any such material financial transaction would need to be approved by the Audit Committee before we enter into such a transaction. The Audit Committee also reviews and approves our proxy statement and the information contained therein.

OTHER TRANSACTIONS

During the last fiscal year, we granted options to purchase common stock to our employees and directors as reported in this proxy statement.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report and the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has:

•	reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this proxy statement with management; and
•	based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of the Board of Directors of DURECT Corporation:

Simon Benito

Gail M. Farfel

David R. Hoffmann

Armand P. Neukermans

Jon S. Saxe

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Simon Benito, David R. Hoffmann, Gail M. Farfel, Armand P. Neukermans and Jon S. Saxe. No member of this committee was at any time during fiscal year 2019 or at any other time an officer or employee of the Company, and no member of this committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal year 2019.

AUDIT COMMITTEE REPORT

As required by Nasdaq rules, the Audit Committee of the DURECT Corporation Board of Directors is composed of three independent directors. The committee operates under a written charter adopted by the Board of Directors in March 2000 and last revised in June 2019.

The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held four meetings during the fiscal year 2019. Management represented to the Audit Committee that our financial statements were prepared in accordance with U.S. generally accepted accounting principles. In 2020, the Audit Committee met, reviewed and discussed the audited financial statements for fiscal year 2019 and the audited internal controls over financial reporting as of December 31, 2019, with management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

The Audit Committee has received and reviewed the written disclosures and the independence letter from Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence. Additionally, the Audit Committee has discussed with Ernst & Young LLP the issue of its independence from DURECT Corporation.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 that was filed with the SEC on March 5, 2020.

The Audit Committee of the Board of Directors of DURECT Corporation:

Simon X. Benito

David R. Hoffmann

Jon S. Saxe

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

During the fiscal years ended December 31, 2019 and 2018, Ernst & Young LLP, our independent registered public accounting firm and principal accountants, billed the fees set forth below. All Audit Fees, Audit-Related Fees, Tax Fees and Other Fees for 2019 and 2018 were pre-approved by the Audit Committee according to the policies and procedures described above under the caption “The Board, Board Committees and Meetings—Audit Committee.”

	Years Ended December 31,
	2019	2018
Audit Fees	$1,097,628	$1,105,321
Audit-Related Fees	—	—
Tax Fees	55,105	54,590
Other Fees	1,435	1,995
	$1,154,168	$1,161,906

Audit Fees

Fees for audit services include fees associated with the audits of our annual financial statements and the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 included in our Form 10-K and the review of the financial statements included in our quarterly reports on Form 10-Q. Audit fees include fees for advice on audit and accounting matters that arose during, or as a result of, the audit or the review of annual and interim financial statements, respectively. The 2019 and 2018 audit fees also include approximately $86,500 and $96,250, respectively, related to the review of SEC registration statements, issuance of comfort letters, and issuance of consents.

Audit-Related Fees

There were no fees billed in each of the last two fiscal years for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements that are not reflected in “Audit Fees.”

Tax Fees

Tax fees include tax compliance services related to preparation of tax returns, assistance with responding to inquiries of the Internal Revenue Service and other tax matters.

All Other Fees

Other fees consist of an annual subscription to on-line accounting information and updates.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged vote over the Internet or by using the toll-free telephone number on your proxy card or voting instruction materials, or by mailing a proxy card or voting instruction card. Please review the instructions on the Notice of Internet Availability of Proxy Materials or on your proxy card or voting instruction materials regarding your voting options.

By Order of the Board of Directors,

/s/ Michael H. Arenberg
Michael H. Arenberg
Chief Financial Officer and Secretary

April 27, 2020

Cupertino, California

Exhibit 1

DURECT CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN

(as last amended June 17, 2020)

The following constitute the provisions of the 2000 Employee Stock Purchase Plan of DURECT Corporation, as amended and restated effective as of the Restatement Effective Date (as defined below).

1.

Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.
(a)	“Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time.
(b)

“Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c)	“Board” means the Board of Directors of the Company.
(d)

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

(e)	“Common Stock” means the Common Stock of the Company.
(f)	“Company” means DURECT Corporation, a Delaware corporation.
(g)

“Compensation” means all regular straight time gross earnings, and shall not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

(h)

“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than three months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(i)	“Contributions” means all amounts credited to the account of a Participant pursuant to the Plan.
(j)	“Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.
(k)

“Designated Parents or Subsidiaries” means the Parents or Subsidiaries which have been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Administrator shall only have the discretion to designate Parents or Subsidiaries if the issuance of options to such Parent’s or Subsidiary’s Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

(l)

“Employee” means any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis) that the definition of Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works less than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its

1

discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee under Section 414(q) of the Code or is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is also an officer or otherwise subject to the disclosure requirements of Section 16(a) of the Exchange Act), or (5) is a citizen or resident of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the Plan or an Offering Period to violate Section 423 of the Code, provided the exclusion of Employees in such categories is not prohibited under Applicable Laws.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)

If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)

If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock of the type described in (1) and (2), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.
(o)

“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, all Employees will be deemed to participate in the same Offering unless the Administrator otherwise determines that Employees of one or more Designated Parents or Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Section 1.423-2(a)(1) of the Treasury regulations issued under Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of such Treasury regulations.

(p)	“Offering Date” means the first Trading Day of each Offering Period of the Plan.
(q)

“Offering Period” means, for periods that commenced prior to the Restatement Effective Date, a period of twenty-four (24) months commencing on May 1 and November 1 of each year. Effective as of November 1, 2010 (the “New Offering Period Commencement Date”), “Offering Period” means a period of approximately six (6) months commencing on May 1 and November 1 of each year, except as otherwise as set forth in Section 4(a).

(r)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(s)	“Ongoing Offering Periods” means the Offering Periods in effect as of the Restatement Effective Date.
(t)	“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(u)	“Participant” means an Employee of the Company or Designated Parent or Subsidiary who has completed a subscription agreement as set forth in Section 5(a) and is thereby enrolled in the Plan.
(v)	“Plan” means this Employee Stock Purchase Plan.
(w)	“Purchase Date” means the last day of each Purchase Period of the Plan.
(x)

“Purchase Period” means the period during an Offering Period in which Shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan. Effective as of the New Offering Period Commencement Date, unless the Administrator provides otherwise, the Purchase Period for each Offering Period

2

commencing on or after the New Offering Period Commencement Date will have the same duration and coincide with the length of the Offering Period.
(y)	“Purchase Price” means with respect to a Purchase Period an amount equal to 85% of the Fair Market Value of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower.
(z)	“Restatement Effective Date” means the date of the Company’s 2020 Annual Meeting of Stockholders.
(aa)	“Share” means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.
(bb)	“Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.
(cc)	“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
3.	Eligibility.
(a)

Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code. No individual who is not an Employee shall be eligible to participate in the Plan.

(b)

Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

4.	Offerings, Offering Periods and Purchase Periods.
(a)

Offering Periods. Prior to the New Offering Period Commencement Date, the Plan was implemented by a series of Offering Periods of approximately twenty-four (24) months duration, with new Offering Periods commencing on or about May 1 and November 1 of each year and ending on April 30 and October 31, respectively, approximately twenty-four (24) months later. Beginning on the New Offering Period Commencement Date, the Plan shall be implemented by consecutive Offering Periods of approximately six (6) months duration, with new Offering Periods commencing on or about May 1 and November 1 of each year (or at such other time or times as may be determined by the Administrator) and ending on the following October 31 and April 30, respectively. The Plan shall continue until terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

(b)

Purchase Periods for Ongoing Offering Periods. With respect to the Ongoing Offering Periods, each such Offering Period consists of four (4) consecutive Purchase Periods of six (6) months’ duration. The last day of each Purchase Period shall be the “Purchase Date” for such Purchase Period. A Purchase Period commencing on May 1 shall end on the next October 31 and a Purchase Period commencing on November 1 shall end on the next April 30.

(c)

Offerings. Each option will be granted under the same Offering unless the Administrator otherwise designates separate Offerings for the Employees of one or more Designated Parents or Subsidiaries, in which case, each Participant’s option will be granted under the Offering designated for the Employees of the Designated Parent or Subsidiary that employs the Participant.

5.	Participation.
(a)

An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company (which may be similar to the form attached hereto as Exhibit A) and filing it with the designated payroll office of the Company (or by following an electronic or other procedure prescribed by the Administrator) within the time period specified by the Administrator for all eligible Employees with respect to the Offering Period in which such participation will commence. The subscription agreement shall set forth

3

the percentage of the Participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.
(b)

Payroll deductions shall commence on the first full payroll paid following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the Participant as provided in Section 10.

6.	Method of Payment of Contributions.
(a)

At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than twenty percent (20%) (or such greater percentage as the Administrator may establish from time to time before an Offering Date) of such Participant’s Compensation on each payday during an Offering Period. All payroll deductions made by a Participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(b)

A Participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during an Offering Period may increase and on one occasion only during an Offering Period may decrease the rate of his or her Contributions with respect to the Offering Period, by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate (or by following an electronic or other procedure prescribed by the Administrator). If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). Any change in rate of Contributions pursuant to the preceding sentence shall be effective as of the beginning of the next calendar month following the date of filing of the new written or electronic instructions, provided the agreement indicating such change is filed at least ten (10) business days prior to such date and, if not, then as of the beginning of the next succeeding calendar month (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(c)

Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a Participant’s payroll deductions may be decreased by the Company to 0% at any time during an Offering Period. Payroll deductions shall re-commence at the rate in effect immediately prior to such reduction pursuant to the Participant’s last written or electronic instructions at the time when permitted under Section 423(b)(8) of the Code and Section 3(b) herein, unless such participation is sooner terminated by the Participant as provided in Section 10. In addition, a Participant’s payroll deductions may be decreased by the Company to 0% at any time during a Offering Period in order to avoid unnecessary payroll contributions as a result of the application of the maximum share limit set forth in Section 7(a), in which case payroll deductions shall re-commence at the rate provided in such Participant’s subscription agreement at the beginning of the next Offering Period, unless terminated by the Participant as provided in Section 10.

7.

Grant of Option. On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase (at the applicable Purchase Price) on each Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Purchase Period shall be 2,000 Shares (subject to any adjustment pursuant to Section 19 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 14. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Offering Period with respect to which such option was granted. Notwithstanding the foregoing, shares subject to the option may only be purchased with accumulated payroll deductions credited to a Participant’s account in accordance with Section 6 of the Plan. In addition, to the extent an option is not exercised on each Purchase Date, the option shall lapse and thereafter cease to be exercisable.

8.

Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions that remain in his or her account as of the Purchase Date. No fractional Shares shall be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full Share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 below. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant. During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.

4

9.

Delivery. As soon as reasonably practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each Participant, as appropriate, the Shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that Shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that Shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Shares.

10.	Voluntary Withdrawal; Termination of Employment.
(a)

A Participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the Participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

(b)

Upon termination of the Participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c)

In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d)

A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11.

Automatic Withdrawal. To the extent permitted by any applicable laws, regulations or stock exchange rules, if the Fair Market Value of the Shares on an Offering Date for an Offering Period (the “New Offering Period”) commencing on or after the New Offering Period Commencement Date but during an Ongoing Offering Period is lower than the Fair Market Value of the Shares on the Offering Date for the Ongoing Offering Period, then every participant in the Ongoing Offering Period shall automatically be deemed to have (i) withdrawn from the Ongoing Offering Period at the close of the Purchase Period immediately preceding the New Offering Period and (ii) to have enrolled in such New Offering Period. All payroll deductions accumulated as of any withdrawal date pursuant to this Section 11 in a participant’s account after the exercise of his or her option at the close of the Purchase Period shall be returned to the participant.

12.	Interest. No interest shall accrue on the Contributions of a Participant in the Plan.
13.	Stock.
(a)

Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan on Purchase Dates occurring on or after the Restatement Effective Date shall be 3,250,000 Shares. If the Administrator determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Administrator may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

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(b)

The Participant shall have no interest or voting right in Shares covered by his or her option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such purchase.

(c)	Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
14.

Administration. The Plan shall be administered by the Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.

15.	Designation of Beneficiary.
(a)

A Participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)

Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)	All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.
16.

Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

17.

Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions. All Contributions received or held by the Company may be subject to the claims of the Company’s general creditors. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants shall have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

18.

Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

19.	Adjustments Upon Changes in Capitalization; Corporate Transactions.

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(a)

Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of shares of Common Stock which may be purchased by a Participant in a Purchase Period, the number of shares of Common Stock set forth in Section 13(a) above, and the price per Share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), (ii) any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b)

Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Administrator. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Purchase Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Administrator shall notify each Participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that either:

(i)	the Participant’s option will be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10; or
(ii)

the Company shall pay to the Participant on the New Purchase Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the difference in the Fair Market Value of the shares subject to the option and the Purchase Price due had the Participant’s option been exercised automatically under Subsection (b)(i) above.

For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 19); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

20.	Amendment or Termination.
(a)

The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Administrator on a Purchase Date or by the Administrator’s setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Administrator determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 19 and in this Section 20, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any Participant. In addition, to the extent necessary to

7

comply with Applicable Laws, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.
(b)

Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offering Periods, change the length of Purchase Periods within any Offering Period, determine the length of any future Offering Period, determine whether future Offering Periods shall be consecutive or overlapping, designated separate Offerings for the Employees of one or more Designated Parents or Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.

21.

Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.

Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable. In addition, no options shall be exercised or shares issued hereunder before the Plan shall have been approved by stockholders of the Company as provided in Section 24.

23.

Term of Plan; Effective Date. The Plan became effective upon the effective date of the Registration Statement on Form S-1 for the initial public offering of the Company’s Common Stock. It shall continue in effect for a term of ten (10) years from the Restatement Effective Date unless sooner terminated under Section 20.

24.

Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

25.

No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

26.

No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

27.

Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

28.

Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

8

Exhibit 2

DURECT CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

New Election

Change of Election

1.    I,             , hereby elect to participate in the DURECT Corporation 2000 Employee Stock Purchase Plan (the “Plan”) for the Offering Period             ,             to             ,             , and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2.    I elect to have Contributions in the amount of         % of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must not be less than 1% and not more than 20% of my Compensation during the Offering Period. (Please note that no fractional percentages are permitted).

3.    I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

4.    I understand that I may discontinue at any time prior to the Purchase Date my participation in the Plan as provided in Section 10 of the Plan. I also understand that I can increase or decrease the rate of my Contributions during an Offering Period by completing and filing with the Company a new Subscription Agreement with such increase or decrease taking effect as of the beginning of the next following calendar month, if filed at least ten (10) business days prior to the beginning of such month. Further, I may change the rate of deductions for future Offering Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Offering Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

5.    I have received a copy of the Company’s most recent description of the Plan and a copy of the complete “DURECT Corporation 2000 Employee Stock Purchase Plan.” I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6.    Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

1

7.    In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:

NAME: (Please print)
	(First)	(Middle)	(Last)
(Relationship)

(Address)
Social Security #:

Percentage Benefit:

NAME: (Please print)
	(First)	(Middle)	(Last)
(Relationship)

(Address)
Social Security #:

Percentage Benefit:

8.    I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Purchase Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company shall be entitled, to the extent required by applicable law, to withhold from my Compensation any amount necessary to comply with applicable tax withholding requirements with respect to the purchase or sale of shares under the Plan.

9.    If I dispose of such shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

I understand that this tax summary is only a summary and is subject to change. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.

10.    I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

2

NAME (print):

SIGNATURE:

SOCIAL SECURITY #:

DATE:

SPOUSE’S SIGNATURE (necessary if beneficiary is not spouse):

(Signature)

(Print name)

3

Exhibit 3

DURECT CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

I,             , hereby elect to withdraw my participation in the DURECT Corporation 2000 Employee Stock Purchase Plan (the “Plan”) for the Offering Period that began on             ,             . This withdrawal covers all Contributions credited to my account and is effective on the date designated below.

I understand that all Contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.

The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.

Dated:
Signature of Employee

Social Security Number

E-1

01 - David R. Hoffmann 02 - Judith Robertson 03 - Jon S. Saxe For Withhold For Withhold For Withhold 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 038XQD + + Proposals — The Board recommends a vote FOR all nominees and FOR Proposals A 2, 3 and 4. 2. Approve the amendment and restatement of the 2000 Employee Stock Purchase Plan, including an increase to the number of shares of the Company’s Common Stock available for issuance by 350,000 shares and an extension of the plan’s term for ten years from the date of the 2020 Annual Meeting; 3. Hold an advisory vote on executive compensation; 1. The Election of two Class II directors of our Board of Directors to serve until the 2023 annual meeting of stockholders (Mr. Hoffmann and Ms. Robertson) and one Class II director to serve until the 2021 annual meeting of stockholders (Mr. Saxe); For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below 4. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year; and 5. Transact any other business properly brought before the Meeting. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 6 1 6 4 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM M MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/drrx or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/drrx Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small stehps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/drrx Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 17, 2020 James E. Brown and Michael H. Arenberg, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of DURECT Corporation to be held on Wednesday, June 17, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — DURECT Corporation q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. The 2020 Annual Meeting of Stockholders of DURECT Corporation will be held on Wednesday, June 17, 2020 at 9:00 A.M. PST, virtually via the internet at www.meetingcenter.io/232290344. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — DRRX2020.